Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-223555 and 333-223555-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock ($0.01 par value)	$575,000,000	$74,635

(1)

Payment of the registration fee at the time of filing of the registrants’ registration statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 2018 (File Nos. 333-223555 and 333-223555-01), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus Supplement

(To Prospectus dated March 9, 2018)

62,500,000 Shares

Carnival Corporation

Common stock

We are offering 62,500,000 shares of our common stock in this offering. References to shares of our common stock include the trust shares of beneficial interest in the P&O Princess Special Voting Trust. See “Description of Capital Stock” and “Description of Trust Shares” in the accompanying prospectus and in Carnival Corporation’s and Carnival plc’s joint Annual Report (as defined herein) incorporated by reference herein.

Our common stock is listed and trades on the NYSE under the symbol “CCL.” The reported sale price of our common stock on the NYSE on April 1, 2020 was $8.80 per share.

Our charter contains restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Certain Provisions of Carnival Corporation’s Articles of Incorporation and By-Laws—Ownership Limitations and Transfer Restrictions” in the accompanying prospectus and in our Annual Report.

Investing in our common stock involves risks. See the “Risk Factors” sections in this prospectus supplement and page 2 of the accompanying prospectus, as well as the “Risk Factors” section in our Annual Report as filed on March 31, 2020 and as further updated by Carnival Corporation’s and Carnival plc’s joint Current Report on Form 8-K as filed on March 31, 2020, for important factors you should consider before deciding to invest in our common stock.

	Per share	Total

Public offering price	$8.00	$500,000,000

Underwriting discounts and commissions(1)	$0.24	$15,000,000

Proceeds to us, before expenses	$7.76	$485,000,000

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase from us up to 9,375,000 additional shares at the offering price less the underwriting discounts and commissions of $0.24 per share. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission, nor any state or foreign securities commission, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about April 6, 2020.

The common stock has not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999, as amended and restated from time to time, the “Panamanian Securities Laws”) with the Superintendency of Capital Markets of Panama (Superintendencia del Mercado de Valores de Panamá or “SMV”). Accordingly, (i) the common stock cannot be publicly offered or sold in Panama, except in transactions exempted from registration under the Panamanian Securities Laws, (ii) documents relating to the offering of the common stock, as well as information contained therein, may not be publicly distributed in Panama nor be used in connection with any public offering for subscription or sale of the common stock in Panama, except in transactions exempted from registration under Panamanian Securities Laws, (iii) the SMV has not reviewed the information contained in this prospectus supplement, (iv) the common stock and the offering thereof are not subject to the supervision of the SMV, and (v) the common stock do not benefit from the tax incentives provided by Panamanian Securities Laws.

Joint book-running managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated April 1, 2020

Prospectus supplement

Prospectus

S-i

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents or such other dates as may be specified herein or therein. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those respective dates.

S-ii

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, including the documents we incorporated by reference, which describes the specific terms of the securities that we are currently offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined, including information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any authorized free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context otherwise requires, references to “Carnival Corporation,” “we,” “us” and “our” in this prospectus supplement and in the accompanying prospectus are references to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company (our “DLC”) arrangement. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. References in this prospectus supplement to “U.S. dollars,” “dollars” and “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

S-iii

The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the securities in certain jurisdictions are subject to restrictions, the details of which are set out in the section entitled “Underwriting” in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-iv

Use of non-GAAP financial information

To provide purchasers of the shares with additional information in connection with our results as determined by generally accepted accounting principles in the United States of America (“GAAP”), we disclose net revenue yields (net cruise revenues per available lower berth day (“ALBD”)), net cruise costs excluding fuel per ALBD, adjusted net income, adjusted earnings per share and Adjusted EBITDA as non-GAAP measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

We believe that the presentation of adjusted net income and adjusted earnings per share is appropriate to provide additional information to purchasers of the shares because gains and losses on ship sales, impairment charges, restructuring costs and other gains and expenses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss) and earnings per share and, accordingly, we present adjusted net income and adjusted earnings per share excluding these items.

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to purchasers of the shares about our operating profitability adjusted for certain non-cash items and other gains and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. Further, we believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to purchasers of the shares about our ability to operate our business in compliance with the restrictions set forth in our debt agreements. We define Adjusted EBITDA as adjusted net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization and (iv) other exceptional items. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

Net revenue yields and net cruise costs excluding fuel per ALBD enable us to separate the impact of predictable capacity or ALBD changes from price and other changes that affect our business. We believe these non-GAAP measures provide useful information to purchasers of the shares and expanded insight to measure our revenue and cost performance as a supplement to our U.S. GAAP consolidated financial statements.

Net revenue yields is a combination of net passenger ticket revenues and net onboard and other revenues (which we refer to as net cruise revenue) divided by ALBDs. Net passenger ticket revenues reflect gross passenger ticket revenues, net of commissions, transportation and other costs. Net onboard and other revenues reflect gross cruise onboard and other revenues, net of onboard and other costs.

Net revenue yields are commonly used in the cruise industry to measure a company’s cruise segment revenue performance and for revenue management purposes. We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned net of our most significant variable cost, which are travel agent commissions, costs of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees.

Net cruise costs excluding fuel reflect gross cruise operating expenses as well as cruise selling and administrative expenses, and excludes fuel expenses as well as the same variable costs that are included in the calculation of net passenger ticket revenues and net onboard and other revenues to avoid duplicating these variable costs in our non-GAAP financial measures. Substantially all of our net cruise costs excluding fuel are largely fixed, except for the impact of changing prices, once the number of ALBDs has been determined.

Net cruise costs excluding fuel per ALBD is the measure we use to monitor our ability to control our cruise segments’ costs and is calculated as net cruise cost excluding fuel divided by ALBDs.

S-v

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•	net revenue yields;
•	booking levels;
•	pricing and occupancy;
•	interest, tax and fuel expenses;
•	currency exchange rates;
•	net cruise costs, excluding fuel per available lower berth day;
•	estimates of ship depreciable lives and residual values;
•	goodwill, ship and trademark fair values and outlook;
•	liquidity;
•	adjusted earnings per share; and
•	the impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus supplement or the documents incorporated by reference into this prospectus supplement. These factors include, but are not limited to, the following:

•

COVID-19 has had, and will continue to have, a materially adverse impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund any resulting shortfalls in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), will continue to impact our results, operations, outlooks, plans, goals, growth, reputation, cash flows, liquidity, and stock price;

•	world events impacting the ability or desire of people to travel may lead to a decline in demand for cruises;

•

incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters may impact the satisfaction of our guests and crew and lead to reputational damage;

S-vi

•

changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax may lead to litigation, enforcement actions, fines, penalties and reputational damage;

•

breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and lead to reputational damage;

•	ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction;

•	increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;

•	fluctuations in foreign currency exchange rates may adversely impact our financial results;

•	overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options;

•	geographic regions in which we try to expand our business may be slow to develop or ultimately not develop how we expect; and

•	inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

These risks and other risks are detailed in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the reports of Carnival Corporation and Carnival plc filed with the SEC. This prospectus supplement, the accompanying prospectus and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position. Such statements and factors are incorporated in this prospectus supplement by reference.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus supplement, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

S-vii

Incorporation by reference

The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The information set forth in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is superseded by the information set forth in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•

Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2019 as filed on January 28, 2020 (including “Description of Equity Securities Registered Under Section 12 of the Exchange Act”, as set forth in Exhibit 4.12 filed thereto), as amended by the Form 10-K/A for the year ended November 30, 2019 as filed on March 31, 2020 and as further updated (the financial statements and the auditor’s report thereon supersede the financial statements and auditors reports thereon included in the original Form 10-K) by Carnival Corporation’s and Carnival plc’s joint Current Report on Form 8-K as filed on March 31, 2020 (the “Annual Report”);

•

the information responsive to Part III of the Annual Report, provided in Carnival Corporation’s and Carnival plc’s Proxy Statement on Schedule 14A filed on February 26, 2020 and incorporated by reference into the Annual Report; and

•

Carnival Corporation’s and Carnival plc’s joint Current Reports on Form 8-K as filed on March 16, 2020, March  31, 2020 and March 31, 2020 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated into this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (carnivalcorp.com) is not incorporated into this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

S-viii

Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, our consolidated financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report.

Overview

We are the world’s largest leisure travel company with operations in North America, Australia, Europe and Asia. With a deep commitment to operating safely, protecting the environment and meeting or exceeding all applicable environmental and regulatory compliance requirements, our portfolio features nine of the world’s leading cruise lines—Carnival Cruise Line, Princess Cruises, Holland America Line, P&O Cruises (Australia), Seabourn, Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.

Carnival Corporation and Carnival plc operate a dual listed company (“DLC”), whereby the businesses of Carnival Corporation and Carnival plc are combined through a number of contracts and through provisions in Carnival Corporation’s Articles of Incorporation and By-Laws and Carnival plc’s Articles of Association. The two companies operate as a single economic enterprise with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders.

For a description of our business, financial condition, results of operations and other important information regarding us, see “—Recent Developments”, “Risk Factors” and our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus supplement, see “Where You Can Find More Information” in the accompanying prospectus.

Recent Developments

COVID-19

The spread of novel coronavirus (COVID-19) and the recent developments surrounding the global pandemic are having material negative impacts on all aspects of our business. In particular:

•

Numerous passengers and crew on Diamond Princess were diagnosed with COVID-19 and the ship was quarantined at a port in Japan. As of the time of disembarkation, a substantial portion of the passengers and crew were diagnosed with COVID-19 and subsequently several passengers died due to the disease. Additionally, numerous passengers and crew on Grand Princess were diagnosed with COVID-19, some of whom subsequently died due to the disease.

•	Numerous passengers and crew on other ships, including Zaandam, Costa Luminosa, Ruby Princess, Costa Magica and Costa Favolosa, have been diagnosed with COVID-19. Numerous passengers and crew on

Zandaam are currently experiencing flu-like symptoms, and some have died. Costa Magica and Costa Favolosa are currently working with the U.S. Coast Guard to facilitate medical evacuations, and both vessels are anchored near the port of Miami.

•

On March 13, 2020, we announced voluntary pauses of our global fleet cruise operations by our continental European and North American brands. Subsequently, we implemented a voluntary pause of our global fleet cruise operations across all brands. Each brand has separately announced the duration of its pause, but we expect such pauses to be extended (and some extensions have already been announced) and any such extensions may be prolonged. The pauses will be dependent in part on various travel restrictions and travel bans issued by various countries around the world.

•	As of the date hereof:

•

Substantially all our ships have disembarked their passengers. There are approximately 6,000 passengers onboard ships still at sea that are expected to disembark their passengers by the end of April. Some of our crew is unable to return home, and we will be providing them with food and housing.

•

We have updated our cancellation policies, the terms of which vary widely by brand and sailing date, to permit cruisers to cancel certain upcoming cruises and elect to receive refunds in cash or future cruise credits. As an incentive to accept the future cruise credits, our brands have offerings which vary widely in terms but generally increase the value of the future cruise credits or onboard credits (credits that can be used as onboard spending money on a future sailing). The volume and pace of cash refunds could have a material adverse effect on our liquidity and capital resources.

Significant events affecting travel, including COVID-19, typically have an impact on booking patterns, with the full extent of the impact generally determined by the length of time the event influences travel decisions. We believe the ongoing effects of COVID-19 on our operations and global bookings have had, and will continue to have, a material negative impact on our financial results and liquidity, and such negative impact may continue well beyond the containment of such outbreak. In particular:

•

For the seven week period beginning January 26, 2020 and ending March 15, 2020, booking volumes for the remainder of 2020 were significantly behind the prior year on a comparable basis as a result of the effects of COVID-19. As of March 15, 2020, cumulative advanced bookings for the remainder of 2020 were meaningfully lower than the prior year and at prices that are considerably lower than the prior year on a comparable basis. As noted above, all of our global fleet operations are subject to voluntary pauses that we expect to be extended. Due to the unknown length of the pauses, booking volume data for 2020 may not be informative. In addition, because of our updated cancellation policies, booking volumes may not be representative of actual cruise revenues.

•

For the first half of 2021, booking volumes since mid-December 2019 through March 1, 2020, were running slightly higher than the prior year. In contrast, for the first half of 2021 and during the two weeks ended March 15, 2020, we booked 546,000 Occupied Lower Berth Days, which was considerably behind the prior year pace. As of March 15, 2020, cumulative advanced bookings for the first half of 2021 were slightly lower than the prior year.

As of February 29, 2020, we had a total of 16 cruise ships scheduled to be delivered through 2025, including four during the remainder of fiscal 2020. We believe the effects of COVID-19 on the shipyards where our ships are under construction will result in delays in ship deliveries, which we cannot predict and may be prolonged.

In March 2020, Moody’s and S&P Global downgraded our long-term issuer and senior unsecured debt ratings. In addition, our long-term ratings were placed on review for further downgrade by both rating agencies. Our short-term commercial paper credit ratings were also placed on review for downgrade.

On March 13, 2020, we fully drew down our $3.0 billion multi-currency unsecured revolving credit agreement (“Existing Multicurrency Facility”). On March 24, 2020, we settled derivatives in a net gain position of approximately $200 million. Consequently, as of the date hereof, our principal source of immediate liquidity includes our available cash and cash equivalents. Given the impact of COVID-19 on bookings, which are meaningfully reduced from the prior year comparative pace, and the pause of our global fleet cruise operations, which we expect to be extended, we are conducting this offering and the concurrent offerings to raise an additional $6.25 billion in aggregate gross proceeds (a portion of which will be subject to escrow arrangements).

In addition, we had $2.8 billion from four committed export credit facilities that are available to fund the originally planned ship deliveries for the remainder of 2020 and $5.9 billion from committed export credit facilities that are available to fund ship deliveries originally planned in 2021 and beyond.

To enhance our liquidity, as well as comply with the dividend restrictions contained in the Secured Notes, we have suspended the payment of dividends on, and the repurchase of, the common stock of Carnival Corporation and the ordinary shares of Carnival plc.

We cannot assure you that our assumptions used to estimate our liquidity requirements will be correct because we have never previously experienced a complete cessation of our cruising operations, and as a consequence, our ability to be predictive is uncertain. However, based on our assumptions and estimates with respect to the pause in our global fleet cruise operations and our financial condition, we believe that the liquidity described in the preceding paragraphs will be sufficient to fund our liquidity requirements over the next eight months until fiscal year end November 30, 2020. We estimate our liquidity requirements, which include our ongoing ship and administrative operating costs, cash refunds of customer deposits, debt maturities and interest, expected capital improvements, and new ship growth capital not addressed by committed export credit facilities, to be approximately on average, $1.0 billion per month. In particular:

•

Ongoing ship and administrative operating costs - During the pause in our global fleet cruise operations, certain of our ships will be in warm ship layup where the ship will be manned by a full crew and certain of our ships will be in a prolonged ship layup where the ship will be manned by a limited crew. We estimate the cost per warm ship layup is approximately $2-3 million per month and the cost per prolonged ship layup is approximately $1 million per month. We will decide whether each vessel in our global fleet will be in a warm ship layup or a prolonged ship layup depending on the circumstances, including the length of pause, which we expect to be extended and may be prolonged. We currently estimate the substantial majority of our fleet will be in prolonged ship layup. In addition, we expect to incur ongoing selling and administrative expenses, and incremental COVID-related costs associated with sanitizing our ships and defending lawsuits, although we anticipate reducing our advertising spend during the pause in operations. After transitioning to a prolonged pause, we anticipate estimated ongoing ship and administrative operating costs to range from $200-300 million per month.

•

Cash refunds of customer deposits - During the pause in our global fleet cruise operations, we expect to be required to pay cash refunds of customer deposits with respect to a portion of our cancelled cruises. The current portion of our customer deposits was $4.7 billion as of February 29, 2020. Depending on the length of the pause and level of guest acceptance of future cruise credits, we may be required to provide cash refunds for a substantial portion of the balance. For the two weeks ended March 15, 2020, and on a weighted average basis based on available lower berth days (“ALBD”), approximately 45% of the guests who have contacted us have accepted future cruise credits in lieu of cash refunds for cancelled voyages. We continue to take future bookings for 2020 and 2021, receiving customer deposits on those bookings.

•

Debt maturities and interest - As of February 29, 2020, the current portion of our long-term debt was $2.2 billion. The current portion of our long-term debt as of February 29, 2020 that was maturing on or prior to November 30, 2020 was $1.5 billion. In addition, on March 13, 2020 we fully drew down our $3.0 billion Existing Multicurrency Facility, which amounts are currently due in September 2020 and which we currently expect to repay and redraw, in whole or in part. Our approximately $200 million per year interest expense for the year ended November 30, 2019 will be increased by the additional interest accrued under the $4.0 billion of Senior Secured Notes and $1.75 billion of Convertible Notes.

In addition to pursuing additional financing, including, but not limited to, this offering and the Concurrent Offerings to raise $6.25 billion in aggregate gross proceeds (a portion of which will be subject to escrow arrangements), we are taking additional actions to improve our liquidity, including capital expenditure and operating expense reductions. In particular, we have identified approximately $1 billion of reduction opportunities from our previously disclosed estimated fiscal 2020 capital expenditures (which reduction does not take into account the impact on timing of payments in connection with new ship build as a result of the delays in ship deliveries discussed above). We have also identified various projects and initiatives within our selling and administrative expenses for reduction or elimination, which we expect will result in reduced cash outflows and cost savings. While we cannot guarantee an outcome, we also intend to pursue deferrals of existing debt maturities, including through available government programs.

We have never previously experienced a complete cessation of our cruising operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our brands and future prospects is uncertain. In addition, the magnitude, duration and speed of the global pandemic is uncertain. As a consequence, we cannot estimate the impact on our business, financial condition or near- or longer-term financial or operational results with certainty, but we expect a net loss on both a U.S. GAAP and adjusted basis for the fiscal year ending November 30, 2020.

See “—Preliminary 2020 First Quarter Financial Results” and “Risk Factors—Additional Risks relating to Our Business—COVID-19 has had, and will continue to have, a materially adverse impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund any resulting shortfalls in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), will continue to impact our results, operations, outlooks, plans, goals, growth, reputation, cash flows, liquidity, and stock price.”

Preliminary 2020 First Quarter Financial Results

Set forth below are certain preliminary estimates of our results of operations for the period from December 1, 2019 through February 29, 2020 (the “2020 First Quarter”) as compared to our historical results of operations for the period from December 1, 2018 through February 28, 2019 (the “2019 First Quarter”). The following information is based on our internal management accounts and reporting as of and for the 2020 First Quarter period, as compared to our reviewed results for, or financial metrics derived from, our 2019 First Quarter. We have not yet completed our financial statement review procedures for the 2020 First Quarter and the foregoing preliminary financial and other data for the 2020 First Quarter has been prepared by, and is the responsibility of, management based on currently available information. The preliminary results of operations are subject to revision as we prepare our financial statements and disclosure for the 2020 First Quarter, and such revisions may be significant. In connection with our quarterly closing and review process for the fiscal quarter with our independent auditors, we may identify items that would require us to make adjustments to the preliminary results of operations set forth above. As a result, the final results and other disclosures for the 2020 First Quarter may differ materially from this preliminary data. This preliminary financial data should not be viewed as a substitute for all financial statements prepared in accordance with U.S. GAAP. Our consolidated financial statements for the 2020 First Quarter will not be available until after this offering is consummated, and consequently, will not be available to you prior to investing in this offering. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data for the 2020 First Quarter. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

•

U.S. GAAP net loss of $(781) million, or $(1.14) diluted EPS, for the 2020 First Quarter, compared to U.S. GAAP net income for the 2019 First Quarter of $336 million, or $0.48 diluted EPS. Net loss for the 2020 First Quarter includes $932 million of goodwill and ship impairment charges, reduced by net gains on ship sales.

•

Adjusted net income of $150 million, or $0.22 adjusted EPS, for the 2020 First Quarter compared to adjusted net income of $338 million, or $0.49 adjusted EPS, for the 2019 First Quarter. Adjusted net income excludes the net charges of $932 million described above for the 2020 First Quarter and net charges of $2 million for the 2019 First Quarter.

•	Adjusted EBITDA of $781 million for the 2020 First Quarter compared to Adjusted EBITDA of $903 million for the 2019 First Quarter.

•

The impact of COVID-19 on the 2020 First Quarter net loss is approximately $0.23 per share, which includes cancelled voyages and other voyage disruptions, and excludes the net charges described above. Other voyage disruptions also impacted 2020 First Quarter results by approximately $0.12 per share.

•	Total revenues for the 2020 First Quarter were $4.8 billion, compared to $4.7 billion for the 2019 First Quarter.

•	Cash flows from operations for the 2020 First Quarter were $916 million, compared to $1.1 billion for the 2019 First Quarter.

•	Fuel consumption for the 2020 First Quarter was 831 thousand metric tons, compared to 830 thousand metric tons for the 2019 First Quarter.

•	Customer deposits included in current liabilities as of February 29, 2020 were $4.7 billion.

•	Current portion of long-term debt as of February 29, 2020 was $2.2 billion.

Adjusted net income, adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. For additional information and a reconciliation to comparable GAAP measures, see “Use of Non-GAAP Financial Information” and “—Summary Historical Financial and Other Data”.

As of February 29, 2020, we had $3.0 billion of immediate liquidity, which consisted of available cash and cash equivalents and available borrowings under our Existing Multicurrency Facility. In addition, we had $2.8 billion from four committed export credit facilities that are available to fund the originally planned ship deliveries for the remainder of this year and $5.9 billion from committed export credit facilities that are available to fund ship deliveries originally planned in 2021 and beyond. On March 13, 2020, we fully drew down our $3.0 billion Existing Multicurrency Facility, which amounts are currently due in September 2020. We borrowed under the

Existing Multicurrency Facility in order to increase our cash position and preserve financial flexibility in light of the impact of the COVID-19 outbreak on our results of operations and liquidity.

Concurrent Offerings

Concurrent with this offering of common stock, we are conducting (i) a private offering (the “Secured Notes Offering”) of $4.0 billion aggregate principal amount of 11.50% first-priority secured notes due 2023 at an offering price of 99.0% of the principal amount (the “Senior Secured Notes”) and (ii) a private offering (the “Convertible Notes Offering” and together with the Secured Notes Offering, the “Concurrent Offerings”) of $1,750 million aggregate principal amount of 5.75% unsecured convertible notes due 2023 (or up to $2,012.5 million aggregate principal amount of 5.75% unsecured convertible notes due 2023 if the initial purchasers in such offering exercise in full their option to purchase additional convertible notes) at 100% of the principal amount thereof (the “Convertible Notes”). The conversion rate for the Convertible Notes will initially be 100.0000 shares of common stock per $1,000 principal amount of Convertible Notes, which represents an initial conversion price of $10.00 per share (representing a premium of 25% over the public offering price of the shares issued in this offering). The Secured Notes Offering and the Convertible Notes Offering are only being made pursuant to separate confidential offering memoranda and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Senior Secured Notes or the Convertible Notes.

We expect to receive net proceeds from this offering of common stock and the Concurrent Offerings, after deducting underwriter/initial purchaser discounts and before offering expenses for each offering, of approximately $6,081 million (or $6,408 million if the underwriters in this offering and the initial purchasers in the Convertible Notes Offering exercise in full their options to purchase additional shares and additional Convertible Notes, respectively). We intend to use the net proceeds from this offering and the Concurrent Offerings, after fees, discounts, commissions and other offering expenses, for general corporate purposes.

Concurrently with, or prior to, the closing date of the Senior Secured Notes, Carnival Corporation and the guarantors party to the Senior Secured Notes Offering will enter into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association (the “Escrow Agent”) pursuant to which the initial purchasers of the Senior Secured Notes will deposit with the Escrow Agent an amount equal to the gross proceeds of the Secured Notes Offering minus $1.0 billion (which will be made available to Carnival Corporation on the closing date of the Senior Secured Notes Offering) into an escrow account (the “Escrow Account”). The initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account (less any property and/or funds released in accordance with the Escrow Agreement) are referred to, collectively, as the “Escrowed Property.” The Escrowed Property will be controlled by the Escrow Agent, on behalf of the trustee and the noteholders of the Senior Secured Notes. The holders will have the benefit of a first-priority security interest in the Escrow Account.

The Convertible Notes will bear cash interest at an annual rate of 5.75% payable semi-annually. The conversion rate for the Convertible Notes will initially be 100.0000 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of $10.00 per share of common stock), subject to adjustment. Holders may convert their Convertible Notes at their option only upon satisfaction of certain conditions and during certain periods. Upon conversion of the Convertible Notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, we must offer to repurchase the Convertible Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if a “make-whole fundamental change” occurs prior to the maturity date or if we deliver a notice of tax redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such make-whole fundamental change or notice of a tax redemption, as the case may be.

The Senior Secured Notes and the related guarantees will be secured by first-priority security interests in, among other things and subject to certain agreed security principles, shares of capital stock in each subsidiary guarantor, 86 of our vessels and our material intellectual property, which collateral will also secure certain of our other indebtedness on an equal and ratable basis, including the EIB Facility (defined herein) and Carnival plc’s 7.875% Notes due June 1, 2027 (the “2027 Notes”), each of which is required by its terms to be secured at the closing of the Secured Notes Offering on an equal and ratable basis with the Senior Secured Notes (such secured 2027 Notes, the “2027 Secured Notes”). The indenture governing the Senior Secured Notes will include requirements that will, among other things and subject to a number of qualifications and exceptions, restrict the ability of Carnival Corporation, Carnival plc and their restricted subsidiaries, as applicable, to (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, equity interests and make other restricted payments; (iii) make investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of our assets.

None of this offering of common stock, the Secured Notes Offering or the Convertible Notes Offering is conditioned upon the completion of any of the other offerings or vice versa.

We refer to (i) the Secured Notes Offering, (ii) this offering, (iii) the Convertible Notes Offering and (iv) the borrowing in March 2020 of $3,000 million under the Existing Multicurrency Facility collectively as the “Transactions.”

Corporate information

Carnival Corporation

Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Carnival Corporation’s common stock and the paired trust shares, which trade together with the common stock, are listed on the New York Stock Exchange (“NYSE”) under the symbol “CCL.” Carnival Corporation’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation’s principal executive offices is (305) 599-2600.

Carnival plc

Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc’s ordinary shares are listed on the London Stock Exchange (“LSE”), and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc ordinary shares trade under the ticker symbol “CCL” on the LSE. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 23 8065 5000.

The offering

Common stock offered by us

62,500,000 shares of common stock (or 71,875,000 shares if the underwriters exercise their option to purchase additional shares of common stock in full). Each share of our common stock is paired with a trust share representing a beneficial interest in the P&O Princess Special Voting Trust.

The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. See “Description of Capital Stock” and “Description of Trust Shares” in the accompanying prospectus and in the Annual Report.

Common stock to be outstanding immediately after this offering	589,484,373 shares of common stock (assuming no exercise of the underwriters’ option to purchase additional shares).

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 9,375,000 shares of additional common stock at the public offering price less underwriting discounts and commissions.

Use of proceeds	We anticipate the net proceeds from this offering after underwriter discounts and before offering expenses to be approximately $485,000,000 (or $557,750,000 if the underwriters exercise their option to purchase additional shares in full). The proceeds from this offering will be used for general corporate purposes and to pay fees and expenses related to this offering. See—”Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

New York Stock Exchange Symbol	“CCL”

The number of shares outstanding after this offering is based on 526,984,373 shares of our common stock outstanding as of November 30, 2019. This number excludes:

•	exercise by the underwriters in this offering of their option to purchase additional shares of common stock;

•	exercise by the initial purchasers in the Convertible Notes Offering of their option to purchase additional Convertible Notes;

•

2,351,085 shares of common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of November 30, 2019 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•

1.9 million shares of common stock reserved for issuance under the Carnival Corporation Employee Stock Purchase Plan, as of November 30, 2019, which includes 44,873 shares subject to purchase during the current purchase period; and

•	5.2 million shares of common stock reserved for issuance under the Carnival Corporation 2011 Stock Plan, as of November 30, 2019.

Subsequent to November 30, 2019, and through February 29, 2020, we:

•

Granted 1,209,352 shares issuable upon vesting and settlement of performance-based restricted stock units (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement) and

•	Issued 786,968 shares upon vesting and settlement of performance-based stock units.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:

•	no vesting or settlement of restricted stock units after February 29, 2020;
•	no granting of shares of common stock in connection with restricted stock units after February 29, 2020;
•	no conversion of the Convertible Notes into shares of common stock;
•	no exercise by the initial purchasers of their option to purchase additional convertible notes; and
•	no exercise by the underwriters of their option to purchase additional shares.

Summary Historical Financial and Other Data

The following summary historical consolidated financial and other data of Carnival Corporation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited historical consolidated financial statements and related notes included in the Annual Report, which are incorporated by reference herein.

	Years Ended November 30,
(in millions)	2017	2018	2019
Results of Operations Data:
Revenues
Cruise
Passenger ticket	$12,944	$13,930	$14,104
Onboard and other(1)	4,330	4,679	6,331
Tour and other	236	272	390

	17,510	18,881	20,825

Operating Costs and Expenses
Cruise
Commissions, transportation and other	2,359	2,590	2,720
Onboard and other(1)	587	638	2,101
Payroll and related	2,107	2,190	2,249
Fuel	1,244	1,619	1,562
Food	1,031	1,066	1,083
Other ship operating	3,010	2,807	2,925
Tour and other	163	180	268

	10,501	11,089	12,909
Selling and administrative	2,265	2,450	2,480
Depreciation and amortization	1,846	2,017	2,160
Goodwill and trademark impairment	89	—	—

	14,701	15,556	17,549

Operating Income	2,809	3,325	3,276

Nonoperating Income (Expense):
Interest income	9	14	23
Interest expense, net of capitalized interest	(198)	(194)	(206)
Gains on fuel derivatives, net(2)	35	59	—
Other income (expense), net	11	3	(32)

	(143)	(118)	(215)

Income Before Income Taxes	2,666	3,207	3,060
Income Tax Expense, Net	(60)	(54)	(71)

Net Income	$2,606	$3,152	$2,990

	Years Ended November 30,
(in millions, except yields and costs per ALBD)	2017	2018	2019

Other Financial Data:
Adjusted net income(3)	$2,770	$3,029	$3,041
Adjusted EBITDA(3)	4,563	5,280	5,455
Net revenue yields(4)	174.10	183.38	178.59
Net cruise costs excluding fuel per ALBD(5)	98.37	101.59	99.20

	As of November 30,

(in millions)	2017	2018	2019	2019
Balance Sheet Data:	Actual	Actual	Actual	(As-adjusted)(6)
Cash and cash equivalents	395	982	518	9,599
Total current assets	1,596	2,225	2,059	11,140
Total non-current assets	39,182	40,176	42,999	42,999

Total assets	$40,778	$42,401	$45,058	$54,139

Total current liabilities	8,800	9,204	9,127	12,127
Total long-term liabilities	7,762	8,754	10,566	16,316

Total Liabilities	$16,562	$17,958	$19,693	$28,443

(1)	Includes the effect of the adoption of new accounting guidance of $1.4 billion for the year ended November 30, 2019.

(2)	During the year ended November 30, 2018, our gains on fuel derivatives, net include net unrealized gains of $94 million and realized (losses) of $(35) million.

(3)	Adjusted net income is a non-GAAP measure, and we believe that the presentation of adjusted net income is appropriate to provide additional information to purchasers of shares because gains and losses on ship sales, impairment charges, restructuring costs and other gains and expenses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss) and, accordingly, we present adjusted net income excluding these items.

Adjusted EBITDA is a non-GAAP measure, and we believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items and other gains and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. Further, we believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to purchasers of our shares about our ability to operate our business in compliance with the restrictions set forth in our debt agreements. We define Adjusted EBITDA as adjusted net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization and (iv) other exceptional items. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

The table below reconciles Adjusted net income and Adjusted EBITDA to net (loss) income for the periods presented.

	Years Ended November 30,			Three Months Ended February 28,
(in millions)	2017	2018	2019	2019	2020
Net Income	2,606	3,152	2,990	336	(781)
Unrealized (gains) losses on fuel derivatives, net	(227)	(94)	—	—	—
(Gains) losses on ship sales and impairments	387	(38)	(6)	2	928
Restructuring expenses	3	1	10	—	—
Other	—	8	47	—	3

Adjusted net income	$2,770	$3,029	$3,041	$338	$150

Interest expense, net of capitalized interest	198	194	206	51	55
Interest income	(9)	(14)	(23)	(4)	(5)
Interest tax benefit (expense)	60	54	71	2	11
Depreciation and amortization	1,846	2,017	2,160	516	570
Other	(302)	—	—	—	—

Adjusted EBITDA	$4,563	$5,280	$5,455	$903	$781

(4)	Net revenue yields enables us to separate the impact of predictable capacity or ALBD changes from price and other changes that affect our business. We believe this non-GAAP measure provides useful information to purchasers of our shares and expanded insight to measure our revenue and cost performance as a supplement to our U.S. GAAP consolidated financial statements.

Net revenue yields is a combination of net passenger ticket revenues and net onboard and other revenues divided by ALBDs. Net passenger ticket revenues reflect gross passenger ticket revenues, net of commissions, transportation and other costs. Net onboard and other revenues reflect gross cruise onboard and other revenues, net of onboard and other costs.

Net revenue yields are commonly used in the cruise industry to measure a company’s cruise segment revenue performance and for revenue management purposes. We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned net of our most significant variable cost, which are travel agent commissions, costs of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees.

The table below reconciles net revenue yields for the periods presented.

	Years Ended November 30,
(in millions, except yields)	2017	2018	2019
Passenger ticket revenues	$12,944	$13,930	$14,104
Onboard and other revenues(a)	4,330	4,679	6,331

Gross cruise revenues	17,274	18,609	20,435

Less cruise costs:
Commissions, transportation and other	(2,359)	(2,590)	(2,720)
Onboard and other(a)	(587)	(638)	(2,101)

	(2,946)	(3,228)	(4,822)

Net passenger ticket revenues	10,585	11,340	11,384
Net onboard and other revenues	3,744	4,041	4,230

Net cruise revenues	$14,329	$15,381	$15,613

ALBDs	82,302,887	83,872,441	87,424,190
Gross revenue yields	$209.88	$221.87	$233.74
Net revenue yields	$174.10	$183.38	$178.59
Net passenger ticket revenue yields	$128.62	$135.21	$130.21
Net onboard and other revenue yields	$45.48	$48.17	$48.38

(a)	Includes the effect of the adoption of new accounting guidance of $1.4 billion for the twelve months ended November 30, 2019.

(5)	Net cruise costs excluding fuel per ALBD enables us to separate the impact of predictable capacity or ALBD changes from price and other changes that affect our business. We believe this non-GAAP measure provides useful information to purchasers of our shares and expanded insight to measure our revenue and cost performance as a supplement to our U.S. GAAP consolidated financial statements.

Net cruise costs excluding fuel reflect gross cruise operating expenses as well as cruise selling and administrative expenses, and excludes fuel expenses as well as the same variable costs that are included in the calculation of net passenger ticket revenues and net onboard and other revenues to avoid duplicating these variable costs in our non-GAAP financial measures. Substantially all of our net cruise costs excluding fuel are largely fixed, except for the impact of changing prices, once the number of ALBDs has been determined.

Net cruise costs excluding fuel per ALBD is the measure we use to monitor our ability to control our cruise segments’ costs and is calculated as net cruise cost excluding fuel divided by ALBDs.

The table below reconciles Net cruise costs excluding fuel per ALBD for the periods presented.

	Years Ended November 30,
(in millions, except costs per ALBD)	2017	2018	2019
Cruise operating expenses(a)	$10,338	$10,910	$12,641
Cruise selling and administrative expenses	2,250	2,422	2,452

Gross cruise costs	12,588	13,332	15,093

Less cruise costs included below:
Commissions, transportation and other	(2,359)	(2,590)	(2,720)
Onboard and other(a)	(587)	(638)	(2,101)
Gains (losses) on ship sales and impairments	(298)	38	16
Restructuring expenses	(3)	(1)	(10)
Other	—	(2)	(43)

Net cruise costs	9,341	10,139	10,234
Less fuel	(1,244)	(1,619)	(1,562)

Net cruise costs excluding fuel	$8,097	$8,521	$8,672

ALBDs	82,302,887	83,872,441	87,424,190
Gross cruise costs per ALBD	$152.94	$158.96	$172.64
Net cruise costs excluding fuel per ALBD	$98.37	$101.59	$99.20

(a)	Includes the effect of the adoption of new accounting guidance of $1.4 billion for the twelve months ended November 30, 2019.

(6)	Reflects the consummation of the Transactions reflecting discounts but without reflecting fees and expenses.

Risk factors

Investing in our common stock offered involves a number of risks. You should carefully consider the risk factors set forth below, the risk factors set forth under “Risk Factors” in the accompanying prospectus and the risk factors that are incorporated into this prospectus supplement by reference to the section entitled “Item 1A. Risk Factors” in our Annual Report. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Some statements are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements” in this prospectus supplement.

Additional risks relating to our business

COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, growth, reputation, cash flows, liquidity, and stock price.

The spread of COVID-19 and the recent developments surrounding the global pandemic are having material negative impacts on all aspects of our business. We have implemented a voluntary pause of our global fleet cruise operations across all brands and such pause may be prolonged. As of the date of this prospectus supplement, substantially all our ships are at port and all are expected to disembark by the end of April. In addition, we have been, and will continue to be further, negatively impacted by related developments, including heightened governmental regulations and travel advisories, including recommendations by the U.S. Department of State and the Centers for Disease Control and Prevention, and travel bans and restrictions, each of which has impacted, and is expected to continue to significantly impact, global guest sourcing and our access to various ports of call.

To date we have incurred, and expect to continue to incur, significant costs as we bring currently ongoing cruises to a conclusion, provide air transportation to return our passengers to their home destinations and assist some of our crew that is, or will be upon docking, unable to return home, with food and housing. We will continue to incur COVID-19 related costs as we sanitize our ships and implement additional hygiene-related protocol to our ships. In addition, the industry may be subject to enhanced health and hygiene requirements in attempts to counteract future outbreaks, which requirements may be costly and take a significant amount of time to implement across our global fleet cruise operations.

Due to the outbreak of COVID-19 on some of our ships, and the resulting illness and loss of life in certain instances, we have been the subject of negative publicity which could have a long term impact on the appeal of our brand, which would diminish demand for vacations on our vessels. We cannot predict how long the negative impact of recent media attention on our brands will last, or the level of investment that will be required to address the concerns of potential travelers through marketing and pricing actions.

We have received, and expect to continue to receive, lawsuits from passengers aboard the Grand Princess voyage in February 2020. We may receive additional lawsuits stemming from COVID-19. We cannot predict the quantum or outcome of any such proceedings and the impact that they will have on our financial results, but any such impact may be material. We also remain subject to extensive, complex, and closely monitored obligations under the court-ordered environmental compliance plan supervised by the U.S. District Court for the Southern District of Florida, as a result of the previously disclosed settlement agreement relating to the violation of probation conditions for a plea agreement entered into by Princess Cruises and the U.S. Department of Justice in 2016. We remain fully committed to satisfying those obligations. However, COVID-19 presents enormous challenges for the Company, which could result in material adverse impacts.

We have insurance coverage for certain liabilities, costs and expenses related to COVID-19 through our participation in Protection and Indemnity (“P&I”) clubs, including coverage for direct and incremental costs including, but not limited to, certain quarantine expenses and for certain liabilities to passengers and crew. P&I clubs are mutual indemnity associations owned by members. There is a $10 million deductible per occurrence (meaning per outbreak on a particular ship). We cannot assure you that we will receive insurance proceeds that will compensate us fully for our liabilities, costs and expenses under these policies. We have no insurance coverage for loss of revenues or earnings from our ships or other operations.

We have a total of 16 cruise ships scheduled to be delivered through 2025, including four during the remainder of fiscal 2020. We believe the effects of COVID-19 on the shipyards where our ships are under construction will result in a delay in ship deliveries, which we cannot predict and may be prolonged.

We cannot predict when any of our ships will begin to sail again and ports will reopen to our ships. Moreover, even once travel advisories and restrictions are lifted, demand for cruises may remain weak for a significant length of time and we cannot predict if and when each brand will return to pre-outbreak demand or fare pricing. In particular, our bookings may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of COVID-19. In addition, we cannot predict the impact COVID-19 will have on our partners, such as travel agencies, suppliers and other vendors. We may be adversely impacted as a result of the adverse impact our partners suffer.

We have never previously experienced a complete cessation of our cruising operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our brands and future prospects is uncertain. In particular, we cannot predict the impact on our financial performance and our cash flows required for cash refunds of deposits as a result of the pause in our global fleet cruise operations, which may be prolonged, and the public’s concern regarding the health and safety of travel, especially by cruise ship, and related decreases in demand for travel and cruising. Moreover, our ability to attract and retain guests and crew depends, in part, upon the perception and reputation of our company and our brands and the public’s concerns regarding the health and safety of travel generally, as well as regarding the cruising industry and our ships specifically. As a result, we expect a net loss on both a U.S. GAAP and adjusted basis for the fiscal year ending November 30, 2020, and our ability to forecast our cash inflows and additional capital needs is hampered.

As a result of all of the foregoing, we may be required to raise additional capital and our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. As a result of COVID-19, in March 2020, Moody’s and S&P Global downgraded our long-term issuer and senior unsecured debt ratings. In addition, our long-term ratings were placed on review for further downgrade by both rating agencies. Our short-term commercial paper credit ratings were also placed on review for downgrade. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt financing will be further negatively impacted. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations or be unavailable due to our covenant restrictions then in effect. There is no guarantee that debt financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations. Additionally, the impact of COVID-19 on the financial markets is expected to adversely impact our ability to raise funds through equity financings.

In addition, the COVID-19 outbreak has significantly increased economic and demand uncertainty. The current outbreak and continued spread of COVID-19 could cause a global recession, which would have a further adverse impact on our financial condition and operations. In past recessions, demand for our cruise vacations has been significantly negatively impacted which has resulted in lower occupancy rates and adverse pricing, with a corresponding increase in the use of credits and other means to attract travelers. Current economic forecasts for significant increases in unemployment in the U.S. and other regions due to the adoption of social distancing and other policies to slow the spread of the virus is likely to have a negative impact on booking demand for our global fleet cruise operations once our operations resume, and these impacts could exist for an extensive period of time.

The extent of the effects of the outbreak on our business and the cruising industry at large is highly uncertain and will ultimately depend on future developments, including, but not limited to, the duration and severity of the outbreak, the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume. To the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in the Annual Report, which is incorporated by reference in this prospectus supplement), such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Any potential government disaster relief assistance could impose significant limitations on our corporate activities and may not be on terms favorable to us.

If any government agrees to provide disaster relief assistance, it may impose certain requirements on the recipients of the aid including restrictions on executive officer compensation, share buybacks, dividends, prepayment of debt and other similar restrictions until the aid is repaid or redeemed in full. We cannot assure you that any such government disaster relief assistance, if passed, will not significantly limit our corporate activities or be on terms that are favorable to us or at all. Such restrictions and terms could adversely impact our business and operations.

Any failure to protect our intellectual property rights could impair our brands, negatively impact our business or both.

Our success and ability to compete depend in part on protecting our brands and other intellectual property, including our ability to use trademarks in order to capitalize on name-recognition and increase awareness of our brands. We rely on a combination of trademark, patent, copyright, trade secrets and other rights, as well as confidentiality procedures and contractual provisions to protect our intellectual property and proprietary technology. The steps we take to protect our intellectual property rights, however, may not be adequate. For example, not all of the trademarks that are used in our business have been registered in all countries in which we do business or may do business in the future, and some of the trademarks may never be registered in all of these countries. Rights in trademarks are generally national in character, and are obtained on a country-by-country basis by the first person to obtain protection through use or registration in that country in connection with specified products and services. Some countries’ laws do not protect unregistered trademarks at all, or make them more difficult to enforce, and third parties may have filed for trademarks that are the same or similar to our brands in countries where we have not registered our brands as trademarks. Accordingly, we may not be able to adequately protect our brands everywhere we do business and use of our brands may result in liability for trademark infringement, trademark dilution or unfair competition. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of the United States, and we may not receive registrations for all of our pending trademark, patent or copyright applications, and existing or future registrations may not provide sufficient protection or competitive advantages for our products and services. In the event that we are not able to obtain grants or registrations in respect of such intellectual property applications, we may not be able to obtain statutory protections available under the relevant intellectual property laws, which could limit our ability to protect our intellectual property and impede our marketing efforts. In addition, we cannot be certain that our products and technology do not and will not infringe the intellectual property rights of others, and third parties may seek to challenge, invalidate or circumvent our trademark, patent, copyright, trade secrets and other rights or applications for any of the foregoing. Furthermore, it is difficult for us to monitor unauthorized uses of our intellectual property, and if we become aware of a third party’s unauthorized use or misappropriation of our intellectual property, it may not be practicable, effective or cost-efficient for us to enforce our intellectual property and contractual rights fully. In order to protect or enforce our intellectual property rights, we may be required to spend significant resources. Regardless of the merits of any such claim as a plaintiff or defendant, litigation could be costly, time consuming, distracting and we may not prevail, which could result in the impairment or loss of intellectual property rights. To the extent claims against us are successful, we may have to pay substantial monetary damages (including treble damages), or discontinue or modify certain products or services that are found to be in violation of another party’s rights. We may have to seek a license to continue offering our products or technology, which may not be available on reasonable terms, or at all. Our failure to secure, protect and enforce our intellectual property rights could materially adversely affect our business.

We are subject to casualty risks that could materially adversely affect our business.

We use a combination of insurance and self-insurance to cover a number of risks associated with owning and operating our vessels and other non-ship related risks. There are, however, certain losses, including losses resulting from terrorist acts and certain environmental disasters, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If we suffer a total or partial loss, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our obligations. Moreover, we do not carry coverage related to loss of earnings or revenues from our ships or other operations. In the event of a total or partial loss to any of our vessels, such vessels and certain items of equipment inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to replace such vessels or items could cause significant losses.

Risks relating to our indebtedness

Our substantial debt could adversely affect our financial health and operating flexibility.

We have a substantial amount of debt and significant debt service obligations. As of November 30, 2019, on an as-adjusted basis after giving effect to the Transactions, we would have had total gross debt of $20,384 million. Our substantial debt could:

•

require us to dedicate a large portion of our cash flow from operations to service debt and fund repayments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to adverse general economic or industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	make us more vulnerable to downturns in our business, the economy or the industry in which we operate;

•

limit our ability to raise additional debt or equity capital in the future to satisfy our requirements relating to working capital, capital expenditures, development projects, strategic initiatives or other purposes;

•	restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

•	make it difficult for us to satisfy our obligations with respect to our debt; and

•	expose us to the risk of increased interest rates as certain of our borrowings are (and may be in the future) at a variable rate of interest.

Despite our leverage, we may incur more debt, which could adversely affect our business and prevent us from fulfilling our obligations with respect to our debt.

We may be able to incur substantial additional debt in the future. Although the instruments governing our existing indebtedness contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of debt that could be incurred in compliance with these restrictions could be substantial and a portion of such debt could be secured. If new debt is added to our existing debt levels, our business could be adversely affected which may prevent us from fulfilling our obligations with respect to our debt.

We are subject to restrictive debt covenants that may limit our ability to finance future operations and capital needs and to pursue business opportunities and activities. In addition, if we fail to comply with any of these restrictions, it could have a material adverse effect on the Company.

Our Existing Multicurrency Facility, the indenture governing the Senior Secured Notes and certain of our other debt instruments limit our flexibility in operating our business. For example, the indenture governing the Senior Secured Notes will restrict or limit the ability of Carnival Corporation, Carnival plc and certain of their respective subsidiaries to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on, or redeem or repurchase capital stock and make other restricted payments;

•	make investments;

•	consummate certain asset sales;

•	engage in certain transactions with affiliates;

•	grant or assume certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets.

All of these limitations will be subject to significant exceptions and qualifications. Despite these exceptions and qualifications, we cannot assure you that the operating and financial restrictions and covenants in our Existing Multicurrency Facility, the indenture governing the Senior Secured Notes and certain of our other debt instruments will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. Any future indebtedness may include similar or other restrictive terms. In addition, our ability to comply with these covenants, including financial covenants relating to our consolidated net interest, and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the terms of our Existing Multicurrency Facility and certain of our other debt facilities and the relevant lenders could elect to declare the debt, together with accrued and unpaid interest and other fees, if any, immediately due and payable and proceed against any collateral securing that debt. Such a breach could also result in an event of default under the indenture governing the Senior Secured Notes. If the debt under the Existing Multicurrency Facility, the guarantees or certain of our other debt instruments that we enter into were to be accelerated, our assets may be insufficient to repay in full our debt. Borrowings under other debt instruments that contain cross-default provisions also may be accelerated or become payable on demand. In these circumstances, our assets may not be sufficient to repay in full our indebtedness then outstanding.

We will require a significant amount of cash to service our debt and sustain our operations. Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate cash required to service our debt.

Our ability to meet our other debt service obligations or refinance our debt depends on our future operating and financial performance and ability to generate cash. This will be affected by our ability to successfully implement our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control, such as the disruption caused by the COVID-19 pandemic. If we cannot generate sufficient cash to meet our debt service obligations or fund our other business needs, we may, among other things, need to refinance all or a portion of our debt, obtain additional financing, delay planned capital expenditures or sell assets. We cannot assure you that we will be able to generate sufficient cash through any of the foregoing. If we are not able to refinance any of our debt, obtain additional financing or sell assets on commercially reasonable terms or at all, we may not be able to satisfy our obligations with respect to our debt. See “Recent Developments”, “Management’s discussion and analysis of financial condition and results of operations—Liquidity and capital resources” in our Annual Report and “Update on Liquidity and Management’s Plans” in our current report on Form 8-K as filed on March 31, 2020.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Existing Multicurrency Facility and certain of our other facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on certain of our variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. In addition, in July 2017, the U.K. Financial Conduct Authority announced that it intends to stop collecting LIBOR rates from banks after 2021. The announcement indicates that LIBOR will not continue to exist on the current basis. We are unable to predict the effect of any changes to LIBOR, the establishment and success of any alternative reference rates, or any other reforms to LIBOR or any replacement of LIBOR that may be enacted in the United Kingdom or elsewhere. Such changes, reforms or replacements relating to LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, derivatives or other financial instruments or extensions of credit held by us. As such, LIBOR-related changes could affect our overall results of operations and financial condition.

We have entered into, and in the future we will continue to enter into, interest rate swaps that involve the exchange of floating for fixed-rate interest payments to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any such swaps may not fully mitigate our interest rate risk, may prove disadvantageous, or may create additional risks. Each 0.125% change in interest rates would result in approximately $9 million change in annual interest expense on our variable interest debt instruments that were outstanding as of November 30, 2019, including the impact of our interest rate swaps, and the Existing Multicurrency Facility.

As a result of the COVID-19 outbreak, we have paused our global fleet cruise operations, and if we are unable to re-commence normal operations in the near-term, we may be out of compliance with a maintenance covenant in certain of our debt facilities.

Under the terms of certain of our debt facilities with an aggregate outstanding principal amount of $8.4 billion of indebtedness as of February 29, 2020, the Company is required to maintain an interest coverage ratio

(EBITDA to consolidated net interest charges for the most recently ended four fiscal quarters) of not less than 3.0 to 1.0 at the end of each fiscal quarter. As a result of the COVID-19 outbreak, the Company has paused its global fleet cruise operations and if it is unable to re-commence normal operations in the near-term, it may be out of compliance with its interest coverage ratio covenant as of the end of its third fiscal quarter, which ends August 31, 2020. If the Company were expecting to be out of compliance, the Company expects to seek waivers from the lenders under these numerous facilities prior to any covenant violation.

Any covenant waiver may lead to increased costs, increased interest rates, additional restrictive covenants and other available lender protections that would be applicable to the Company under these debt facilities, and such increased costs, restrictions and modifications may vary among debt facilities. The Company’s ability to provide additional lender protections under these facilities, including the granting of security interests in collateral, will be limited by the restrictions in our indebtedness. There can be no assurance that the Company would be able to obtain waivers in a timely manner, on acceptable terms or at all. If the Company were not able to obtain a covenant waiver under any one or more of these debt facilities, it would be in default of such agreements, which could result in cross defaults to its other debt agreements. As a consequence, the Company would need to refinance or repay the applicable debt facility or facilities, and would be required to raise additional debt or equity capital, or divest assets, to refinance or repay such facility or facilities. If the Company were to be unable to obtain a covenant waiver under any one or more of these debt facilities, there can be no assurance that the Company would be able to raise sufficient debt or equity capital, or divest assets, to refinance or repay such facility or facilities.

With respect to each of these debt facilities, if the Company were not to obtain a waiver or refinance or repay such debt facilities, it would lead to an event of default under such facilities, which could lead to an acceleration of the indebtedness under such debt facilities. In turn, this would lead to an event of default and potential acceleration of amounts due under all of our outstanding debt and derivative contract payables. As a result, the failure to obtain the covenant waivers described above would have a material adverse effect on the Company.

Risks related to this offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds of this offering effectively could compromise our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Raising additional funds by issuing equity securities may cause additional dilution and raising additional funds through debt financings may involve restrictive covenants, which may limit our ability to take specific actions.

We expect that significant additional capital will be needed in the future to continue our planned operations. We expect to finance our immediate liquidity needs through a combination of debt financings and equity financings. To the extent that we raise additional capital by issuing equity securities, you may experience substantial additional dilution. Our existing Multicurrency Facility, the Convertible Notes, the Senior Secured Notes and certain other debt instruments involve, and any agreements for future debt or preferred equity financings, if available, may involve, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt.

Future sales of our common stock by us or our existing shareholders, or the perception in the public markets that these sales may occur, may depress our share price.

Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

We and our executive officers and directors and their affiliates have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of common stock without the permission of BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and their affiliates will be able to sell common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your notes at a time and price that you deem appropriate.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our stock, the price of our stock and trading volume could decline.

The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our stock or change their opinion of our stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

You should not rely on an investment in our common stock to provide dividend income. Because of our liquidity management and the dividend restrictions in the indenture governing the Senior Secured Notes, we are suspending the payment of dividends on the common stock of Carnival Corporation or the ordinary shares of Carnival plc, and we do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain our operations. In addition to the Senior Secured Notes, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

Ownership and transfer restrictions in our charter may impair the ability of purchasers of shares of common stock in this offering to hold or transfer their shares.

In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test. In order to assist us in continuing to qualify as a publicly traded corporation under the Internal Revenue Code regulations, our charter contains restrictions on the ownership and transfer of our common stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 4.9% of our common stock, whether measured by vote, value or number, subject to certain exceptions. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. These ownership and transfer restrictions may impair the ability of purchasers of shares of common stock in this offering to hold or transfer their shares.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Our stock price is likely to be volatile. Global stock markets in general have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 coronavirus pandemic. As a result of this volatility, you may not be able to sell your shares of common stock purchased in this offering at or above the price you paid for such shares. The market price for our common stock may be influenced by many factors, including, without limitation:

•	the severity and duration of the COVID-19 coronavirus pandemic, including the impact of the COVID-19 coronavirus pandemic on us and the travel and cruise industries more broadly;

•	changes in the prices or availability of fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our earnings or recommendations by research analysts who track our common stock or the stock of other cruise companies;

•	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•	a global economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; and

•	the other factors described herein and under the caption “Risk Factors” in the Annual Report and under the caption “Forward-Looking Statements” in the accompanying prospectus.

In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.

The Issuer cannot assure you that a judgment of a U.S. court for liabilities under U.S. securities laws would be enforceable in Panama, or that an original action can be brought in Panama against us for liabilities under U.S. securities laws, and investors in the common stock may find it difficult or impossible to enforce service of process and enforcement of judgments against the Issuer and its officers and directors.

The Issuer is a corporation (sociedad anónima) organized and existing under the laws of Panama. Should any directors, officers, controlling persons or the experts named herein reside outside of the United States, it may not be possible for investors in our securities to effect service of process within the United States upon such persons or to enforce judgments of U.S. courts against them or our company, including in any action based on civil liabilities under the U.S. federal securities laws. There is uncertainty as to the enforceability against such persons in Panama, whether in original actions or in actions to enforce judgments of U.S. courts, of liabilities based solely on the U.S. federal securities laws or state laws. There is no existing treaty between the U.S. and Panama for the reciprocal enforcement of foreign judgments. It is not clear whether a foreign court would accept jurisdiction and impose civil liability if proceedings were commenced in a foreign jurisdiction predicated solely upon U.S. federal securities laws.

Protections afforded to minority shareholders in Panama are different from and more limited than those in the United States.

Panama’s laws generally afford less protection to the interests of minority shareholders than those of minority shareholders of a corporation incorporated under the United States and other jurisdictions. The legal framework with respect to shareholder disputes is less developed under Panamanian law than under U.S. law and there are different procedural requirements for bringing shareholder lawsuits, including shareholder derivative suits. In addition, Panamanian law does not impose any type of duties to controlling or majority shareholders in regards to minority shareholders’ interests, and provides no protective mechanisms for minority shareholders in the event of a change in control. As a result, it may be more difficult for our minority shareholders to enforce their rights against us or our directors or other shareholders than it would be for shareholders of a U.S. company.

Use of proceeds

We anticipate the net proceeds from this offering after underwriter discounts and before offering expenses to be approximately $485,000,000 (or $557,750,000 if the underwriters exercise their option to purchase additional shares in full). The net proceeds of this offering, after fees, discounts, commissions and other offering expenses, will be used for general corporate purposes.

We do not intend to place, invest or economically utilize the proceeds of this offering of common stock in Panama.

Capitalization

The following table sets forth the cash and cash equivalents position and capitalization of Carnival Corporation & plc as of November 30, 2019:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the Transactions, without reflecting fees, discounts and expenses.

You should read this information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in the Annual Report, which are incorporated by reference into this prospectus supplement.

The following table assumes that the offering of the common stock and the Concurrent Offerings are each consummated on the terms set forth herein and assumes no exercise of the initial purchasers’ option to purchase additional Convertible Notes and no exercise of the underwriters’ option to purchase additional shares of common stock.

	As of November 30, 2019
	Actual	As Adjusted
	(all share and dollar amounts, except par value, in millions)
Cash and cash equivalents	$518	$9,599	(i)

Short-term borrowings:
Commercial Paper	$231	$231
Existing Multicurrency Facility(a)	—	3,000
Current portion of long-term debt(b)(c)	1,596	1,596

Total short-term debt	$1,827	$4,827

Long-term borrowings:
Unsecured:
Export Credit Facilities	$4,505	$4,505
Long-term portion of EIB Facility(c)(d)	191	—
Loans	2,778	2,778
Existing Notes(e)	2,333	2,141
Convertible Notes(f)(g)	—	1,750

Unsecured long-term debt	9,807	11,174

Secured:
Senior Secured Notes(f)	$—	$4,000
Long-term portion of EIB Facility(c)(d)	—	191
Existing Secured Notes(d)	—	192

Secured long-term debt	—	4,383

Total long-term debt (excluding unamortized debt issuance cost)	$9,807	$15,557

Common Stock of Carnival Corporation, $0.01 par value; 657 shares issued and 720 shares as-adjusted(h)	$7	$8
Ordinary shares of Carnival plc, $1.66 par value; 217 shares issued	358	358
Additional paid-in capital	8,807	9,306
Retained earnings	26,653	26,653
Accumulated other comprehensive loss	(2,066)	(2,066)
Treasury stock, 130 shares of Carnival Corporation and 60 shares of Carnival plc, at cost	(8,394)	(8,394)

Total shareholders’ equity	$25,365	$25,865

Total capitalization	$36,999	$46,249

(a)	Reflects borrowings under the Existing Multicurrency Facility for an initial term of 6 months. We may re-borrow such amounts subject to satisfaction of the conditions in the Existing Multicurrency Facility.

(b)	Includes $40 million current portion outstanding under the EIB Facility. Our subsidiary, Costa Crociere S.p.A., is party to a New Vessels Finance Contract, dated June 5, 2009, between Costa Crociere S.p.A., as borrower, and the European Investment Bank, as lender (referred to herein as the “EIB Facility”). As of February 29, 2020, €203.3 million principal amount remained outstanding under the EIB Facility.

(c)	Upon consummation of this offering, the EIB Facility will be secured on an equal and ratable basis with the collateral securing the Senior Secured Notes.

(d)	Includes $191 million long-term portion outstanding under the EIB Facility.

(e)	As of November 30, 2019, the Existing Notes includes $192 million aggregate principal amount of indebtedness that will, upon consummation of the Transactions, be secured on an equal and ratable basis with the collateral securing the Senior Secured Notes. Such portion is referred to as the 2027 Secured Notes. The long-term portion of the Existing Notes is due between 2021 and 2029.

(f)	The Senior Secured Notes and the Convertible Notes will be guaranteed by Carnival plc and the subsidiaries of Carnival Corporation and Carnival plc that guarantee the Senior Secured Notes.

(g)	In accordance with Accounting Standards Codification 470-20 (“ASC 470-20”), a convertible debt instrument that may be settled entirely or partially in cash is required to be separated into a liability and equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in additional paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not give affect the actual amount that we are required to repay, and the amount shown in the table above for the convertible notes is an aggregate principal amount of the Convertible Notes and does not reflect the debt discount that we will be required to recognize or the related increase to additional paid-in capital.

(h)	The actual and as-adjusted share information in the table excludes:

•

2,351,085 shares of common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of November 30, 2019 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•

1.9 million shares of common stock reserved for issuance under the Carnival Corporation Employee Stock Purchase Plan, as of November 30, 2019, which includes 44,873 shares subject to purchase during the current purchase period;

•	5.2 million shares of common stock reserved for issuance under the Carnival Corporation 2011 Stock Plan, as of November 30, 2019; and

•	shares of our common stock reserved for issuance upon conversion of the Convertible Notes.

(i)	Reflects the consummation of the Transactions reflecting discounts but without reflecting fees and expenses.

Material U.S. federal income tax, U.K. and Panamanian tax consequences

United States

The following is a general summary of certain U.S. federal income tax consequences of the ownership, conversion and disposition of shares of our common stock and paired trust shares (together, the “Shares”), to a U.S. Holder and to a Non-U.S. Holder, each as defined below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions discussed herein or that a U.S. court will not sustain such a challenge.

As used in this summary, (A) a “Holder” is any beneficial owner of Shares; (B) a “U.S. Holder” is any Holder that is (i) a citizen or an individual resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions, including any state thereof and the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; and (C) a “Non-U.S. Holder” is any Holder that is an individual, corporation, estate or trust that is not described in clause (B)(i), (ii), (iii) or (iv) above. If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of Shares, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of Shares are urged to consult their own tax advisors as to U.S. federal, state and local and non-U.S. tax consequences of the ownership and disposition of Shares.

This discussion does not address the U.S. federal alternative minimum tax, any U.S. federal estate, gift, or other non-income tax, except as expressly provided below, or any state, local or non-U.S. tax consequences of the ownership or disposition of the Shares. In addition, this summary does not address the U.S. federal income tax consequences to certain categories of Holders subject to special rules, including Holders that are (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) Holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (vi) Holders that are liable for the alternative minimum tax under the Code, (vii) entities that are treated as partnerships for U.S. federal income tax purposes and investors therein, (viii) Holders that hold Shares other than as a capital asset, within the meaning of Section 1221 of the Code or (ix) U.S. expatriates. Furthermore, this summary does not address tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement.

This discussion also does not address tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar.

A HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. federal income taxation of the company

U.S. tax classification of the company

We are treated as a corporation for U.S. federal income tax purposes. As a result, U.S. Holders will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of common shares as described below.

U.S. federal income taxation of operating income: In general

In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 (an “equivalent exemption jurisdiction”) and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test (the “publicly-traded test”). Subsidiaries of foreign corporations that are organized in an equivalent exemption jurisdiction and meet the publicly-traded test also benefit from Section 883. We believe that Panama is an equivalent exemption jurisdiction and that Carnival Corporation currently satisfies the publicly-traded test under the regulations. Accordingly, substantially all of Carnival Corporation’s income is exempt from U.S. federal income and branch profit taxes.

Regulations under Section 883 list certain activities that the IRS does not consider to be incidental to the international operation of ships and, therefore, the income attributable to such activities, to the extent such income is U.S. source, does not qualify for the Section 883 exemption. Among the activities identified as not incidental are income from the sale of air transportation, transfers, shore excursions and pre- and post-cruise land packages to the extent earned from sources within the U.S.

U.S. federal income taxation of U.S. holders

Subject to the discussion of the “PFIC” rules below:

Distributions

Any distributions made by us with respect to the Shares will generally constitute dividends taxable as ordinary income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our Shares (determined on a share-by-share basis), and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. So long as our stock is considered readily tradable on an established securities market in the United States, we expect that we will constitute a “qualified foreign corporation” and dividends received by certain non-corporate U.S. Holders should, subject to applicable limitations, qualify as “qualified dividend income” eligible for preferential rates. As noted below under “-PFIC Status,” if were found to be a PFIC (as defined below), however, we would not constitute a “qualified foreign corporation” and dividends received by non-corporate U.S. Holders would not qualify as “qualified dividend income” eligible for preferential rates. We believe that we were not a PFIC for the 2019 taxable year, and as discussed below, we believe that we should not be a PFIC for the 2020 taxable year or for the foreseeable future.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on a U.S. Holder’s circumstances, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder.

However, if (a) we are 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of our earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the U.S. With respect to any dividend paid for any taxable year, the U.S. source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of our earnings and profits for such taxable year.

Sale, exchange or other taxable disposition of shares

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of Shares in an amount equal to the difference, if any, between the amount realized by the U.S. Holder from such disposition and the U.S. Holder’s adjusted tax basis in such Shares. Capital gain of a noncorporate U.S. Holder is generally taxed at a lower rate than ordinary income where the holder has a holding period greater than one year. U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of Shares will be treated as having a United States source for U.S. foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credits arising from any non-U.S. tax imposed on the sale, exchange or other taxable disposition of Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources or unless an applicable treaty provides otherwise.

Foreign financial asset reporting

A U.S. Holder that holds certain foreign financial assets (which may include the Shares) other than in an account at a financial institution may be required to report information relating to such assets to the IRS. Failure to report such information, if required, may result in substantial penalties. U.S. Holders should consult their own tax advisors regarding such requirement.

PFIC status

The foregoing discussion assumes that we are not and will not become a “passive foreign investment company,” or “PFIC” for U.S. Federal income tax purposes.

A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Based on our current and currently anticipated method of operation, we believe that we should not be a PFIC for the 2020 taxable year or for the foreseeable future. However, because PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets, there can be no certainty in this regard.

If we were found to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of Shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.

A U.S. Holder owning shares in a PFIC (or a corporation that might become a PFIC) might be able to avoid or mitigate the adverse tax consequences of PFIC status by making certain elections, including “qualified electing fund” or “mark-to-market” elections, if deemed appropriate based on guidance provided by its own tax advisor. If we are found to be a PFIC, we will use reasonable efforts to provide any information reasonably requested by a U.S. Holder in order to make such elections.

U.S. federal income taxation of non-U.S. holders

The rules governing the U.S. federal taxation of a Non-U.S. Holder are complex. A Non-U.S. Holder is urged to consult its own tax advisor regarding the application of U.S. federal tax laws, including any information reporting requirements, to its particular circumstances and any tax consequences arising under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on dividends paid on Shares unless the income is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder in the United States (“ECI”) (and, if an applicable income tax treaty so provides, the dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).

Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Shares, unless either:

•	the gain is ECI (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

•

the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (net of certain U.S. source losses) generally will be taxed at a 30% rate (unless an applicable income tax treaty provides otherwise).

ECI will generally be subject to regular U.S. federal income tax in the same manner as discussed in the section above relating to the taxation of U.S. Holders, unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to ECI, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Information reporting and backup withholding

In general, payments of distributions on the Shares to a noncorporate U.S. Holder and proceeds of a disposition of the Shares by a noncorporate U.S. Holder will be subject to U.S. federal income tax information reporting requirements. Such amounts may also be subject to U.S. federal backup withholding for noncorporate U.S. Holders that:

•	fail to provide us with an accurate taxpayer identification number;

•

are notified by the IRS that they have become subject to backup withholding because they previously failed to report all interest or dividends required to be shown on their federal income tax returns; or

•	fail to comply with applicable certification requirements.

A Non-U.S. Holder that receives distributions on Shares, or sells Shares through the U.S. office of a broker, or a non-U.S. office of a broker with specified connections to the United States, may be subject to backup withholding and related information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or otherwise establishes an exemption.

Backup withholding is not an additional tax. A Holder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed such Holder’s income tax liability by timely filing a refund claim with the IRS.

United Kingdom

The following statements are intended only as a general guide to certain UK tax considerations and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding or disposing of shares of Carnival Corporation common stock. They are based on current UK law and what is understood to be the current practice of Her Majesty’s Revenue & Customs (“HMRC”) as at the date of this prospectus supplement, both of which may change, possibly with retroactive effect. They apply only to shareholders who are resident, and in the case of individual shareholders domiciled, for tax purposes in (and only in) the UK, who hold their shares of Carnival Corporation common stock as an investment (other than where a tax exemption applies, for example where the shares of Carnival Corporation common stock are held in an individual savings account or pension arrangement) and who are the absolute beneficial owner of both the shares of Carnival Corporation common stock and any dividends paid on them. The tax position of certain categories of shareholders who are subject to special rules is not considered and it should be noted that they may incur liabilities to UK tax on a different basis to that described below. This includes persons acquiring their shares of Carnival Corporation common stock in connection with employment, dealers in securities, insurance companies, collective investment schemes, charities, exempt pension funds, temporary non-residents and non-residents carrying on a trade, profession or vocation in the UK.

(a) Dividends

Dividend payments may be made without withholding or deduction for or on account of UK income tax.

(i) UK resident individual shareholders

Dividends received by individual shareholders resident and domiciled for tax purposes in the UK will be subject to UK income tax. This is charged on the gross amount of any dividend paid before the deduction of any applicable withholding taxes (the “gross dividend”).

Under the current UK tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “nil rate band”) for the first £2,000 of non-exempt dividend income in any tax year and different rates of tax for dividend income that exceeds the nil rate band. No tax credit attaches to dividend income. For these purposes “dividend income” includes UK and non-UK source dividends and certain other distributions in respect of shares. For UK tax purposes the gross dividend paid by Carnival Corporation must generally be brought into account.

An individual shareholder who is resident for tax purposes in the UK and who receives a dividend from Carnival Corporation will not be liable to UK tax on the dividend to the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) that dividend falls within the nil rate band.

To the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) the dividend exceeds the nil rate band, it will be subject to income tax at 7.5 per cent to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other non-exempt dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will be taxed at 32.5 per cent to the extent that it is within the higher rate band, or 38.1 per cent to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a shareholder’s income. In addition, dividends within the nil rate band which would (if there was no nil rate band) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.

(ii) UK resident corporate shareholders

Unless the shareholder is a “small company” (see further below), it is likely that most dividends paid on the shares to UK resident corporate shareholders would fall within one or more of the classes of dividend qualifying for exemption from corporation tax. However, it should be noted that the exemptions are not comprehensive and are also subject to anti-avoidance rules.

Shareholders within the charge to UK corporation tax which are “small companies” (as that term is defined in section 931S of the Corporation Tax Act 2009) will be liable to corporation tax on dividends paid to them by Carnival Corporation because Carnival Corporation is not resident in a “qualifying territory” for the purposes of the relevant legislation. Shareholders within the charge to UK corporation tax should consult their own professional advisers.

(b) Taxation of disposals

A disposal or deemed disposal of shares of Carnival Corporation common stock by a shareholder who is resident (and in the case of individual shareholders, domiciled) in the UK for tax purposes may, depending upon the shareholder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of capital gains.

(c) UK stamp duty and stamp duty reserve tax (“SDRT”)

No liability to UK stamp duty or SDRT will arise on the issue of shares of Carnival Corporation common stock to shareholders.

UK stamp duty will not normally be payable in connection with a transfer of shares of Carnival Corporation common stock, provided that the instrument of transfer is executed and retained outside the UK and no other action is taken in the UK by the transferor or transferee. Even if such UK stamp duty were technically to arise, provided that it is not necessary to rely on the instrument of transfer in any UK legal proceedings or for any other purposes which would require it to be duly stamped, in practice it should not be necessary for UK stamp duty to be paid.

No UK SDRT will be payable in respect of any agreement to transfer shares of Carnival Corporation common stock, provided that the shares of Carnival Corporation common stock are not registered in a register kept in the UK by or on behalf of Carnival Corporation.

Panama

Under current Panamanian law, because Carnival Corporation conducts all of its operations outside of Panama, we believe that no Panamanian taxes or withholding will be imposed on payments to holders of securities of Carnival Corporation, including shares of Carnival Corporation common stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY TAX TREATY AND ANY RECENT OR PROSPECTIVE CHANGES IN ANY APPLICABLE TAX LAWS OR TREATIES.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We and Carnival plc have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
BofA Securities, Inc.	20,833,333
Goldman Sachs & Co. LLC	20,833,333
J.P. Morgan Securities LLC	20,833,334

Total	62,500,000

The underwriters are committed to purchase all the common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.1440 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. One of our directors has purchased 1.25 million shares of our common stock in this offering at the public offering price, for a purchase price of approximately $10.0 million.

The underwriters have an option to buy up to 9,375,000 shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.24 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.24	$0.24
Total	$15,000,000	$17,250,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $5 million. We have agreed to reimburse the underwriters for legal fees in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or submit to, or file, with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities;

whether any such transaction described in the two bullets above is to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than certain exceptions, including:

•	the shares of common stock offered and sold hereby;

•	the Convertible Notes and the common stock issuable upon conversion of the Convertible Notes; and

•	awards of common stock pursuant to Carnival Corporation or Carnival plc equity plans.

Our directors, executive officers and certain affiliates have entered into lock up agreements prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which are beneficially owned by such directors and executive officers in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise or settlement of a stock option, warrant, restricted stock units, restricted stock or other equity-based awards, including stock appreciation rights), or publicly disclose the intention to make any offer, sale, pledge or disposition, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise;

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

•	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 and to contribute to payments that the underwriters may be required to make for these liabilities.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates. In particular, the underwriters and certain of their affiliates are acting as initial purchasers for the Senior Secured Notes Offering, and are also acting as an initial purchasers for our Convertible Notes Offering. In addition, Bank of America N.A. and Bank of America Merrill Lynch International Designated Activity Company, affiliates of BofA Securities, Inc., Goldman Sachs Bank USA, as affiliate of Goldman Sachs & Co. LLC, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, are bookrunners, arrangers and lenders under the Existing Multicurrency Facility. Bank of America Merrill Lynch International Designated Activity Company, an affiliate of BofA Securities, Inc., is a lender under one of the Company’s bilateral credit facilities. Affiliates of each of the underwriters act as dealers in our commercial paper program. In addition, Arnold W. Donald, our President and Chief Executive Officer, sits on the Board of Directors of Bank of America Corporation.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), an offer to the public of any shares of common stock may not be made in that Relevant State, except that an offer to the public in that Relevant State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), per Relevant State, subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of common stock shall result in a requirement for the Carnival Corporation & plc or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Carnival Corporation & plc that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation. The Carnival Corporation & plc, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In the United Kingdom, this prospectus and any other material in relation to the shares of common stock described herein are being distributed only to, and are directed only at, persons who are “qualified investors ” (as defined in the Prospectus Regulation ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or its contents. The shares of common stock are not being offered to the public in the United Kingdom.

Notice to prospective investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Panama

The shares of common stock have not been and will not be registered under the Panamanian Securities Act with the Superintendence of Capital Markets in the Republic of Panama. Accordingly, (i) the shares of common stock cannot be publicly offered or sold in Panama, except in transactions exempted from registration under the Panamanian Securities Act, (ii) the Panamanian Superintendence of Capital Markets has not reviewed the information contained in this prospectus supplement, (iii) the shares of common stock and the offering thereof are not subject to the supervision of the Panamanian Superintendence of Capital Markets, and (iv) the shares of common stock do not benefit from the tax incentives provided by Panamanian Securities Act.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than: (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and disclosure under the FIEA has not been and will not be made with respect to the shares of common stock. Accordingly, the shares of common stock thereof may not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock have not been and may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289, of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor; then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA, or to a relevant person under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is given for the transfer; (iii) by operation of law; or (iv) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Carnival Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal matters

Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as special U.S. counsel to Carnival Corporation in connection with this offering. The validity of the shares of our common stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer. Certain legal matters in connection with the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to Carnival Corporation & plc’s Current Report on Form 8-K dated March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the joint Annual Report on Form 10-K of Carnival Corporation & plc for the year ended November 30, 2019 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the impact of COVID-19, the Company’s liquidity and management’s plans, as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

C A R N I V A L

C O R P O R A T I O N & PLC

CARNIVAL CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS TO PURCHASE SECURITIES

PURCHASE CONTRACTS

UNITS

CARNIVAL PLC

DEBT SECURITIES

Carnival Corporation or selling securityholders may from time to time sell:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which will be guaranteed on an unsecured basis by Carnival plc;

•

warrants to purchase common stock, preferred stock or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index;

•	purchase contracts; and

•	units.

Carnival plc may from time to time sell debt securities, which will be guaranteed on an unsecured basis by Carnival Corporation.

Each share of our common stock is paired with a trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. Our common stock and the paired trust shares are not separable and are listed and trade together on the New York Stock Exchange (the “NYSE”) under the symbol “CCL.” In this prospectus, whenever we refer to shares of our common stock, unless the context requires otherwise, we are also referring to the paired trust shares. Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

WE OR CARNIVAL PLC, AS APPLICABLE, WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS. THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We, Carnival plc or the selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, Carnival plc and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, Carnival plc or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is March 9, 2018.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” and “Carnival Corporation” are to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company arrangement. For more information about the dual listed company arrangement, please see “The Companies.”

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we, Carnival plc or the selling securityholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we or Carnival plc may offer. Each time we, Carnival plc or the selling securityholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.

i

The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

WE, CARNIVAL PLC AND THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any document previously filed by each of Carnival Corporation and Carnival plc with the SEC at the SEC’s Public Reference Room, 100 F. Street, N.E., Washington D.C. 20549. Carnival Corporation and Carnival plc file combined reports, proxy statements and other information with the SEC. Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site (www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Carnival Corporation and Carnival plc, which file electronically with the SEC. Materials that Carnival Corporation and Carnival plc have filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

The periodic reports of Carnival Corporation and Carnival plc under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) contain the consolidated financial statements of Carnival Corporation & plc.

You should only rely on the information contained in this prospectus and incorporated by reference in it.

INCORPORATION BY REFERENCE

Carnival Corporation (File number 1-9610) and Carnival plc (File number 1-15136) are incorporating by reference into this prospectus the following documents or portions of documents filed with the SEC:

•	Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K as filed on January 29, 2018, for the fiscal year ended November 30, 2017 (the “Annual Report”);

•	The information responsive to Part III of the Annual Report provided in Carnival Corporation’s and Carnival plc’s Proxy Statement on Schedule 14A filed on March 2, 2018; and

•

All other documents filed by Carnival Corporation and Carnival plc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival Corporation and Carnival plc have not authorized anyone to provide you with any additional information.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ii

The documents incorporated by reference into this prospectus are available from Carnival Corporation and Carnival plc upon request. Carnival Corporation and Carnival plc will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

CARNIVAL CORPORATION

CARNIVAL PLC

3655 N.W. 87TH AVENUE

MIAMI, FLORIDA 33178-2428

ATTENTION: CORPORATE SECRETARY

TELEPHONE: (305) 599-2600, EXT. 18018.

Except as provided above, no other information, including information on the web site of Carnival Corporation or Carnival plc, is incorporated by reference into this prospectus.

iii

THE COMPANIES

Carnival Corporation & plc

Carnival Corporation & plc is the world’s largest leisure travel company and among the most profitable and financially strong in the cruise and vacation industries. Carnival Corporation & plc is also the largest cruise company, carrying nearly half of global cruise guests, and a leading provider of vacations to all major cruise destinations throughout the world. With operations in North America, Europe, Australia and Asia, Carnival Corporation & plc operates over 100 cruise ships within a portfolio of leading global, regional and national cruise brands that sell tailored cruise products, services and vacation experiences in all the world’s most desirable destinations.

On April 17, 2003, Carnival Corporation and Carnival plc completed a dual listed company transaction, or DLC transaction, which implemented Carnival Corporation & plc’s DLC arrangement. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders. The two companies operate as if they are a single economic enterprise with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity.

Carnival Corporation

Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Carnival Corporation’s common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol “CCL.” Carnival Corporation’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation’s principal executive offices is (305) 599-2600.

Carnival plc

Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc’s ordinary shares are listed on the London Stock Exchange, and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc ordinary shares trade under the ticker symbol “CCL” on the London Stock Exchange. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 23 8065 5000.

RISK FACTORS

An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider the following information about these risks, together with the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2017, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Relating to the Guarantees

The guarantees of Carnival Corporation and/or Carnival plc may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against Carnival Corporation or Carnival plc, as applicable, as guarantor of any Carnival plc or Carnival Corporation debt securities, as applicable.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantee of Carnival Corporation or the guarantee of Carnival plc if it found that either such guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the guarantor:

•	was insolvent or rendered insolvent because of the guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond the relevant guarantor’s ability to pay at maturity.

Carnival Corporation and Carnival plc do not believe that the issuance of the guarantees will be a fraudulent conveyance because, among other things, Carnival Corporation or Carnival plc, as applicable, will receive benefits. Carnival Corporation or Carnival plc, as applicable, will receive a reciprocal guarantee by Carnival plc or Carnival Corporation, as applicable, of its indebtedness. In addition, Carnival Corporation or Carnival plc, as applicable, receives the benefit of a streamlining and unification of the debt capital structure of Carnival Corporation & plc as a whole. However, if a court were to void the guarantee of a guarantor as the result of a fraudulent conveyance by such guarantor or hold it unenforceable for any other reason, you would cease to have a claim against that guarantor based on its guarantee and would solely be a creditor of Carnival Corporation or Carnival plc, as applicable.

Risk Factors Related to Our Common Stock

The price of our common stock may fluctuate significantly, and holders could lose all or part of their investment.

Volatility in the market price of our common stock may prevent holders from being able to sell their shares at or above the price they paid for their shares. The market price of our common stock could fluctuate significantly for various reasons which include, among others:

•	changes in the prices or availability of fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our earnings or recommendations by research analysts who track our common stock or the stock of other cruise companies;

•

general economic and business conditions in the U.S. and global economies, financial markets or cruise industry, including those resulting from availability and pricing of air travel services, armed conflicts, cruise ship accidents, the spread of contagious diseases, incidents of terrorism or responses to such events;

•	our ability to continue the payment of a cash dividend on our common stock or provide other returns to our shareholders;

•	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•	the decline in the securities market and the economic slowdown that affect the value of assets and the economic strength of our customers and suppliers; and

•

the other factors described herein and under the caption “Risk Factors” in the joint Annual Report on Form 10-K for the year ended November 30, 2017 and under the caption “Forward-Looking Statements” in this prospectus.

In addition, in the past, the U.S., European and other stock markets have experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes sometimes occurred without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with Carnival Corporation and Carnival plc, and these fluctuations could materially reduce our stock price.

Future sales of shares could depress our stock price.

Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock.

As of the date of this prospectus, approximately 149,893,412 outstanding shares of our common stock are restricted pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (excluding options and restricted stock units), and holders of approximately 23.6% of the outstanding shares of our common stock (excluding options and restricted stock units) have rights, subject to some conditions, to require us to file registration statements covering their shares or to include such shares in registration statements that we may file for ourselves or other stockholders. By exercising their registration rights and selling a large number of shares, these stockholders could cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

Some of the statements, estimates or projections contained in this prospectus or incorporated by reference into this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the transactions described in this prospectus, future results, outlooks, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that may impact our outlook including, but not limited to, the forecasting of our:

•	Net revenue yields

•	Booking levels

•	Pricing and occupancy

•	Interest, tax and fuel expenses

•	Currency exchange rates

•	Net cruise costs, excluding fuel per available lower berth day

•	Estimates of ship depreciable lives and residual values

•	Goodwill, ship and trademark fair values

•	Liquidity

•	Adjusted earnings per share

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•

The demand for cruises may decline due to adverse world events impacting the ability or desire of people to travel, including conditions affecting the safety and security of travel, government regulations and requirements, and decline in consumer confidence

•

Incidents, such as ship incidents, security incidents, the spread of contagious diseases and threats thereof, adverse weather conditions or other natural disasters and the related adverse publicity affecting our reputation and the health, safety, security and satisfaction of guests and crew

•

Changes in and compliance with laws and regulations relating to environment, health, safety, security, data privacy and protection, tax and anti-corruption under which we operate may lead to litigations, enforcement actions, fines, or penalties

•

Disruptions and other damages to our information technology and other networks and operations, breaches in data security, lapses in data privacy, and failure to keep pace with developments in technology

•	Ability to recruit, develop and retain qualified shipboard personnel who live on ships away from home for extended periods of time

•	Increases in fuel prices and availability of fuel supply

•	Fluctuations in foreign currency exchange rates

•	Overcapacity and competition in the cruise ship and land-based vacation industry

•

Continuing financial viability of our travel agent distribution system, air service providers and other key vendors in our supply chain, as well as reductions in the availability of, and increases in the prices for, the services and products provided by these vendors

•

Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments on terms that are favorable or consistent with our expectations, as well as increases to our repairs and maintenance expenses and refurbishment costs as our fleet ages

•	Geographic regions in which we try to expand our business may be slow to develop and ultimately not develop how we expect

The ordering of the risk factors set forth above is not intended to reflect any indication of priority or likelihood. These risks and other risks are detailed in the section entitled “Risk Factors” and in the SEC reports of Carnival Corporation and Carnival plc. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position. Such statements and factors are incorporated in this prospectus by reference.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we or Carnival plc, as applicable, will add the net proceeds from the sale of any securities offered by either Carnival Corporation or Carnival plc under this prospectus to our or Carnival’s plc respective working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand the business of Carnival Corporation & plc.

Carnival Corporation & plc will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation & plc

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rent expense. We have assumed that one-third of rent expense is representative of the interest portion of rent expense.

	Years ended November 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	11.6x	11.3x	7.8x	4.6x	3.9x

DESCRIPTION OF DEBT SECURITIES OF CARNIVAL CORPORATION

We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Senior Trustee”), as Trustee. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Subordinated Trustee”), as Trustee. The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.

The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See “—Trustee.”

General

The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:

•	the title;

•	the aggregate principal amount;

•	the percentage of their principal amount at which they will be offered;

•	the date or dates on which principal is payable;

•	the interest rate or rates and/or the method of determining the interest rates;

•	the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

•	the terms for redemption, extension or early repayment;

•	the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

•	the currency or currencies of payment of principal or interest;

•	the provisions for a sinking fund, if any;

•

if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

•	any other restrictive covenants included for the benefit of the holders of the Debt Securities;

•	the events of default;

•	whether the Debt Securities are issuable as a global security or securities;

•	the applicable tax consequences related to the Debt Securities;

•	the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common stock or other securities;

•	the applicability of the provisions described in “—Defeasance” below;

•	any subordination provisions applicable to the Debt Securities in addition to or different than those described under “—Subordination” below; and

•	any other term or provision which is not inconsistent with the Indenture.

One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.

Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by a check mailed to the person entitled to it.

The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.

The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between the Republic of Panama and the U.S., we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of the Republic of Panama.

Guarantees of Debt Securities

Carnival plc will guarantee our Debt Securities under the Guarantees (as defined below), which will be contained in the applicable Indenture. Carnival plc, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the Debt Securities and to the applicable Trustee and its successors and assigns, as and for Carnival plc’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below under “-Payment of Additional Amounts”) (if any), on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indentures (including obligations applicable to the Trustee) and the Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Indentures and the Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”). Such Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival plc under the Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of Debt Securities or other person. The Guarantees will be governed by New York law.

Book-Entry System

The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor entity to us, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Debt Securities, or (ii) any other jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the Debt Securities or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Taxes”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to each holder of the Debt Securities or the Trustee pursuant to the terms of the Indenture or the Debt Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Debt Securities. However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

•

any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a Debt Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

•

any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Taxes imposed under Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or any present or future Taxes imposed under comparable provisions of non-United States tax law;

•	any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Taxes;

•	any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

•	any combination of the foregoing

provided further, that no such Additional Amounts will be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the U.S. to the extent that, had such holder been a resident of the U.S. and eligible for the benefit of any double taxation treaty between the U.S. and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities, such holder would not have been entitled to such Additional Amounts, or (z) any holder that is resident of the U.S. but that is not eligible for the benefit of any double taxation treaty between the U.S. and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

•	any Taxes levied or imposed and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to such Debt Securities;

•	any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•	any Taxes (other than Excluded Taxes) with respect to payment of Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.

We or our successor, as the case may be, will also:

•	make such withholding or deduction, to the extent required by applicable law; and

•	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers’ certificate stating that such Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.

Each holder of a Debt Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the Debt Security or the Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Carnival plc, the Guarantor of our Debt Securities, will agree to make, with respect to the Indenture and the Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States or any political subdivision or taxing authority thereof) of a successor entity to Carnival plc, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Guarantees, as applicable, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Guarantor Jurisdiction Taxes”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder of Debt Securities or the Trustee pursuant to the terms of the Indenture or the Debt Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of the Indenture or the Debt Security. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

•

any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning the relevant Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such Debt Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Guarantor Jurisdiction Taxes imposed under Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or any present or future Guarantor Jurisdiction Taxes imposed under comparable provisions of non-United States tax law;

•

any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Guarantor Jurisdiction Taxes;

•

any present or future Guarantor Jurisdiction Taxes imposed on a payment to a holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•

any present or future Guarantor Jurisdiction Taxes imposed on a payment to, or with respect to, a holder who would have been able to avoid such Guarantor Jurisdiction Taxes by presenting the relevant Debt Security to a paying agent in a member state of the European Union;

•	any estate, inheritance, gift, sale, transfer, personal property or similar Guarantor Jurisdiction Tax or duty; or

•	any combination of the foregoing;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security, such holder would not have been entitled to such Guarantor Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

Carnival plc or any successor to it, as the case may be, will indemnify and hold harmless each holder of Debt Securities and upon written request reimburse each holder for the amount of:

•	any Guarantor Jurisdiction Taxes levied or imposed and paid by such holder of Debt Securities (other than Guarantor Excluded Taxes) as a result of payments made with respect to such Debt Securities.

•	any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•	any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts, as described above.

Carnival plc or its successor, as the case may be, will also:

•	make such withholding or deduction to the extent required by applicable law; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Carnival plc or any successor to it, as the case may be, will furnish the Trustee within 30 days after the date the payment of any such Guarantor Jurisdiction Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival plc or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable by Carnival plc under the Guarantees, if Carnival plc will be obligated to pay Guarantor Additional Amounts with respect to those payments, Carnival plc will deliver to the Trustee an officers’ certificate stating that Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Guarantor Additional Amounts to holders of the Debt Securities on the payment date.

Each holder of the Debt Securities, by acceptance of the Debt Securities, agrees that, with reasonable promptness after receiving written notice from Carnival plc to the effect that such holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by Carnival plc, such holder will sign and deliver, as reasonably directed by Carnival plc, any form provided to such by Carnival plc to enable such holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such holder will promptly pay such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by Carnival plc to apply for such a refund, the holder will, upon receipt of a request by Carnival plc to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival plc shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Redemption of Debt Securities under Certain Circumstances

Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the U.S) of a successor entity to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to us), we determine based upon an opinion of independent counsel of recognized standing that:

•	we would be required to pay Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by us taking reasonable measures available to us), or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the U.S.) of a successor entity to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

In addition, unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or other jurisdiction of tax residence (other than the United States) of a successor entity to Carnival plc), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to Carnival plc), we determine based upon an opinion of independent counsel of recognized standing that:

•

Carnival plc would be required to pay Guarantor Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor entity to Carnival plc) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole, but not in part, at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issuance discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival plc would be obligated to pay the Guarantor Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay the Guarantor Additional Amounts or tax, as the case may be, must be in effect.

Merger and Consolidation

Neither we nor Carnival plc, as guarantor of Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of our assets substantially as an entirety to any person unless:

•

after giving effect to the transaction, no Event of Default (as defined below under “—Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

•

(i) in the case of our company, the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture to be performed or observed by us and provides for conversion rights in accordance with applicable provisions of the Indenture and (ii) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant in the Indenture to be performed or observed by Carnival plc; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Events of Default and Notice

Unless otherwise noted in an applicable prospectus supplement or board resolution creating a particular series of Debt Securities, the following are “Events of Default” in respect of a particular series of Debt Securities:

•	failure to pay interest (including Additional Amounts) for 30 days after it is due;

•	failure to pay the principal or premium, if any, when due;

•	failure to make a sinking fund payment for five days after it becomes due;

•	failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•

failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•	any Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

•	any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

Pursuant to the terms of the Indenture, we are required to furnish to the Trustee within 120 days of the end of our fiscal year a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities or in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.

Modification of the Indenture

With certain exceptions, we may modify the Indenture, our and Carnival plc’s rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:

•	change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

•	change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

•	reduce the principal amount of a Debt Security in the series;

•	reduce the interest rate on any Debt Security in the series;

•	reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security; or

•	amend or modify the terms of any of the Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture or adversely affect the right of holders of Debt Securities in any material respect to convert any Securities as provided in a supplemental indenture.

Satisfaction and Discharge

The Indenture shall cease to be of further effect with respect to any series of Debt Securities (except as to the obligation to pay any Additional Amounts and certain other obligations surviving rights of conversion or registration or transfer or exchange of Debt Securities of such series expressly provided for in the Indenture or in the form of Debt Security for such series) as to all outstanding Debt Securities of such series when:

•

either (a) all of the Debt Securities of that series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Debt Securities of such series for whose payment money in the required currency has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to us or discharged from such trust) have been cancelled or delivered to the Trustee for cancellation or (b) all such Debt Securities of that series not theretofore cancelled or delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the required currency sufficient to pay and discharge the entire indebtedness on such Debt Securities not therefore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable hereunder by us with respect to the Debt Securities of such series; and

•

we have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Debt Securities of such series have been complied with.

Defeasance

The Indenture provides that we (and, to the extent applicable, Carnival plc), at our option,

•

will be discharged from any and all obligations in respect of any series of Debt Securities (except in each case for the obligation to pay any Additional Amounts and certain other obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated senior Debt Securities, maintain paying agencies and hold moneys for payment in trust), or

•

need not comply with certain terms, provisions or conditions of such indenture and any restrictive covenants described in a prospectus supplement relating to such series of Debt Securities, Carnival plc will be released from the Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Debt Securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Subordination

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our and Carnival plc’s general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.

The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.

If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Optional Redemption

The terms and conditions, if any, on which Debt Securities being offered may be redeemed will be set forth in an applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, on which Debt Securities being offered are convertible into our common stock or other of our securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.

Governing Law

The Debt Securities, the Guarantees and the Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF CARNIVAL PLC

Carnival plc may issue from time to time debt securities in one or more series that will consist of either senior debt (“PLC Senior Debt Securities”) or subordinated debt (“PLC Subordinated Debt Securities”). The PLC Senior Debt Securities will be issued under an indenture (the “PLC Senior Indenture”), to be entered into between Carnival plc, Carnival Corporation, as guarantor, and U.S. Bank National Association (the “PLC Senior Trustee”), as the PLC Trustee. The PLC Subordinated Debt Securities will be issued under an indenture (the “PLC Subordinated Indenture”), to be entered into between Carnival plc, Carnival Corporation, as guarantor, and U.S. Bank National Association (the “PLC Subordinated Trustee”), as the PLC Trustee. The term “PLC Indenture” refers to either the PLC Senior Indenture or the PLC Subordinated Indenture, as appropriate, the term “PLC Trustee” refers to either the PLC Senior Trustee or the PLC Subordinated Trustee, as appropriate, and the term “PLC Debt Securities” refers to the PLC Senior Debt Securities and the PLC Subordinated Debt Securities. Each PLC Indenture will be subject to and governed by the Trust Indenture Act of 1939.

The following statements with respect to the PLC Debt Securities are not complete and are subject to the detailed provisions of the PLC Senior Indenture and the PLC Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.

The particular terms of each series of PLC Debt Securities (including any additions or modifications to the general terms of the PLC Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of a particular series of PLC Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of PLC Debt Securities contained in this prospectus. There may be different trustees for one or more different series of PLC Debt Securities. See “—Trustee.”

General

The applicable prospectus supplement for a series of PLC Debt Securities to be issued will describe the following terms of the offered PLC Debt Securities:

•	the title;

•	the aggregate principal amount;

•	the percentage of their principal amount at which they will be offered;

•	the date or dates on which principal is payable;

•	the interest rate or rates and/or the method of determining the interest rates;

•	the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

•	the terms for redemption, extension or early repayment;

•	the denominations in which the PLC Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

•	the currency or currencies of payment of principal or interest;

•	the provisions for a sinking fund, if any;

•

if it is an amount other than the principal amount of the PLC Debt Securities, the portion of the principal amount that will be payable if the maturity of the PLC Debt Securities is declared to be accelerated;

•	any other restrictive covenants included for the benefit of the holders of the PLC Debt Securities;

•	the events of default;

•	whether the PLC Debt Securities are issuable as a global security or securities;

•	the applicable tax consequences related to the PLC Debt Securities;

•	the terms and conditions, if any, under which the PLC Debt Securities may be converted into or exchanged for our common stock or other securities;

•	the applicability of the provisions described in “—Defeasance” below;

•	any subordination provisions applicable to the PLC Debt Securities in addition to or different than those described under “—Subordination” below; and

•	any other term or provision which is not inconsistent with the PLC Indenture.

One or more series of PLC Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.

Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by Carnival plc, except that at Carnival plc’s option, interest may be paid by a check mailed to the person entitled to it.

The PLC Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the PLC Trustee. No service charge will be made for any transfer or exchange of the PLC Debt Securities, but Carnival plc may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all PLC Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional PLC Debt Securities of that series.

The PLC Indenture does not contain any covenants or provisions that are specifically intended to give holders of the PLC Debt Securities protection if Carnival plc undertakes a highly leveraged transaction. With respect to any series of PLC Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

Guarantees of Debt Securities

Carnival Corporation will guarantee Carnival plc’s PLC Debt Securities under the PLC Guarantees (as defined below), which will be contained in the applicable PLC Indenture. Carnival Corporation, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the PLC Debt Securities and to the applicable PLC Trustee and its successors and assigns, as and for Carnival Corporation’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, PLC Guarantor Additional Amounts (as defined below under “—Payment of PLC Guarantor Additional Amounts”) (if any), on the PLC Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of Carnival plc under the PLC Indentures (including obligations applicable to the PLC Trustee) and the PLC Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by Carnival plc of all duties, agreements, covenants and obligations of Carnival plc under the PLC Indentures and the PLC Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “PLC Guarantees”). Such PLC Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival Corporation under the PLC Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of PLC Debt Securities or other person. The PLC Guarantees will be governed by New York law.

Book-Entry System

The PLC Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the PLC Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for PLC Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

The specific depository arrangement with respect to any series of PLC Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of PLC Additional Amounts

Carnival plc will agree that any amounts payable on the PLC Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor entity to Carnival plc, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the PLC Debt Securities, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the PLC Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “PLC Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “PLC Taxes”), unless the withholding or deduction of such PLC Tax is compelled by laws of the United Kingdom, or any other applicable PLC Taxing Jurisdiction. If any deduction or withholding of any PLC Taxes (other than PLC Excluded Taxes, as defined below) is ever required by the United Kingdom or any other PLC Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant PLC Debt Securities comply with any applicable administrative requirements) pay such additional amounts (“PLC Additional Amounts”) required to make the net amounts paid to each Holder of PLC Debt Securities or the PLC Trustee pursuant to the terms of the PLC Indenture or the PLC Debt Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of the PLC Indenture or the PLC Debt Securities. However, Carnival plc shall not be required to pay PLC Additional Amounts in respect of the following PLC Taxes (“PLC Excluded Taxes”):

•

any present or future PLC Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant PLC Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning the relevant PLC Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such PLC Debt Security) with the United Kingdom or any other applicable PLC Taxing Jurisdiction;

•

any present or future PLC Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant PLC Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future PLC Taxes imposed under Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or any present or future PLC Taxes imposed under comparable provisions of non-United States tax law;

•

any present or future PLC Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable PLC Taxing Jurisdiction of the holder or beneficial owner of the relevant PLC Debt Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from PLC Taxes;

•

any present or future PLC Taxes imposed on a payment to a holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•

any present or future PLC Taxes imposed on a payment to, or with respect to, a holder who would have been able to avoid such PLC Taxes by presenting the relevant PLC Debt Security to a paying agent in a member state of the European Union;

•	any estate, inheritance, gift, sale, transfer, personal property or similar PLC Tax or duty; or

•	any combination of the foregoing;

provided further, that no such PLC Additional Amounts shall be payable in respect of any PLC Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such PLC Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such PLC Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such PLC Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable PLC Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Security, such holder would not have been entitled to such PLC Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable PLC Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a PLC Debt Security been so eligible and made all relevant claims).

Carnival plc or any successor to it, as the case may be, will indemnify and hold harmless each holder of PLC Debt Securities and upon written request reimburse each holder for the amount of:

•	any PLC Taxes levied or imposed and paid by such holder of PLC Debt Securities (other than PLC Excluded Taxes) as a result of payments made with respect to such PLC Debt Securities.

•	any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•	any PLC Taxes (other than PLC Excluded Taxes) with respect to payment of PLC Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any PLC Additional Amount and not excluded from the requirement to pay PLC Additional Amounts, as described above.

Carnival plc or its successor, as the case may be, will also:

•	make such withholding or deduction to the extent required by applicable law; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Carnival plc or any successor to it, as the case may be, will furnish the PLC Trustee within 30 days after the date the payment of any such PLC Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival plc or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the PLC Trustee.

At least 30 days prior to each date on which any payment under or with respect to the PLC Debt Securities is due and payable by Carnival plc under the PLC Debt Securities, if Carnival plc will be obligated to pay PLC Additional Amounts with respect to those payments, Carnival plc will deliver to the PLC Trustee an officers’ certificate stating that PLC Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the PLC Trustee to pay the PLC Additional Amounts to holders of the PLC Debt Securities on the payment date.

Each holder of the PLC Debt Securities, by acceptance of the PLC Debt Securities, agrees that, with reasonable promptness after receiving written notice from Carnival plc to the effect that such holder is eligible for a refund in respect of PLC Taxes actually paid by Carnival plc, such holder will sign and deliver, as reasonably directed by Carnival plc, any form provided to such by Carnival plc to enable such holder to obtain a refund in respect of such PLC Taxes; and if such holder thereafter receives such refund in respect of such PLC Taxes, such holder will promptly pay such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such PLC Taxes prior to a request by Carnival plc to apply for such a refund, the holder will, upon receipt of a request by Carnival plc to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival plc shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Carnival Corporation, the guarantor of the PLC Debt Securities, will agree to make with respect to the PLC Indenture and the PLC Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor entity to Carnival Corporation, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the PLC Guarantees, or (ii) any other jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival Corporation with respect to the PLC Debt Securities or where Carnival Corporation is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “PLC Guarantor Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Corp. Taxes”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction. If any deduction or withholding of any Corp. Taxes (other than Corp. Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other PLC Guarantor Taxing Jurisdiction, Carnival Corporation will (if the holders or beneficial owners of the relevant PLC Debt Securities comply with any applicable administrative requirements) pay any additional amounts (“PLC Guarantor Additional Amounts”) required to make the net amounts paid to each holder of the PLC Debt Securities or the PLC Trustee pursuant to the terms of the PLC Indenture or the PLC Debt Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the PLC Indenture or the PLC Debt Securities. However, Carnival Corporation will not be required to pay PLC Guarantor Additional Amounts in respect of the following Corp. Taxes (“Corp. Excluded Taxes”):

•

any present or future Corp. Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant PLC Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning a PLC Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a PLC Debt Security) with the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction;

•

any present or future Corp. Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant PLC Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

•

any present or future Corp. Taxes imposed under Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, or any present or future Corp. Taxes imposed under comparable provisions of non-United States tax law;

•

any present or future Corp. Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant PLC Debt Security, or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, as a condition to relief or exemption from Corp. Taxes;

•	any estate, inheritance, gift, sale, transfer, personal property or similar Corp. Tax or duty; or

•	any combination of the foregoing

provided further, that no such PLC Guarantees Additional Amounts will be payable in respect of any PLC Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such PLC Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such PLC Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such PLC Debt Security, (y) any holder that is not a resident of the U.S. to the extent that, had such holder been a resident of the U.S. and eligible for the benefit of any double taxation treaty between the U.S. and the applicable PLC Guarantor Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Securities, such holder would not have been entitled to such PLC Guarantor Additional Amounts, or (z) any holder that is resident of the U.S. but that is not eligible for the benefit of any double taxation treaty between the U.S. and the applicable PLC Guarantor Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a PLC Debt Security been so eligible and made all relevant claims).

Carnival Corporation or any successor to it, as the case may be, will indemnify and hold harmless each holder of the PLC Debt Securities and upon written request reimburse each holder for the amount of:

•	any Corp. Taxes levied or imposed and paid by the holder of a PLC Debt Security (other than Corp. Excluded Taxes) as a result of payments made with respect to such PLC Debt Security;

•	any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•	any Corp. Taxes (other than Corp. Excluded Taxes) with respect to payment of PLC Guarantor Additional Amounts or any reimbursement pursuant to this list.

Carnival Corporation or its successor, as the case may be, will also:

•	make such withholding or deduction, to the extent required by applicable law; and

•	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

Carnival Corporation or any successor to it, as the case may be, will furnish the PLC Trustee within 30 days after the date the payment of any such Corp. Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival Corporation or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the PLC Trustee.

At least 30 days prior to each date on which any payment under or with respect to the PLC Debt Securities is due and payable, if Carnival Corporation will be obligated to pay PLC Guarantor Additional Amounts with respect to those payments, Carnival Corporation shall deliver to the PLC Trustee an officers’ certificate stating that such PLC Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the PLC Trustee to pay the PLC Guarantor Additional Amounts to holders of the PLC Debt Securities on the payment date.

Each holder of a PLC Debt Security, by acceptance of such PLC Debt Security, agrees that, with reasonable promptness after receiving Carnival Corporation’s written notice to the effect that such holder is eligible for a refund in respect of Corp. Taxes actually paid by Carnival Corporation under the terms of the PLC Debt Security or the PLC Indenture, such holder will sign and deliver to Carnival Corporation, as reasonably directed by Carnival Corporation, any form Carnival Corporation provides to such holder to enable such holder to obtain a refund in respect of such Corp. Taxes; and if such holder thereafter receives such refund in respect of such Corp. Taxes, such holder will promptly pay such refund to Carnival Corporation (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Corp. Taxes prior to Carnival Corporation’s request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival Corporation (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival Corporation will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Redemption of Debt Securities under Certain Circumstances

Unless otherwise specified in the prospectus supplement with respect to any series of PLC Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of incorporation (other than the U.S) of a successor entity to Carnival plc), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of PLC Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to us), Carnival plc determines based upon an opinion of independent counsel of recognized standing that:

•

Carnival plc would be required to pay PLC Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the U.S.) of a successor entity to Carnival plc) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then Carnival plc may, at its option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of PLC Debt Securities in whole at any time (other than PLC Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount PLC Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such PLC Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival plc would be obligated to pay the PLC Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay PLC Additional Amounts or tax, as the case may be, must be in effect.

In addition, unless otherwise specified in the prospectus supplement with respect to any series of PLC Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or other jurisdiction of incorporation (other than the United States) of a successor entity to Carnival Corporation), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of PLC Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to Carnival Corporation), we determine based upon an opinion of independent counsel of recognized standing that:

•

Carnival Corporation would be required to pay PLC Guarantor Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

•

any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor entity to Carnival Corporation) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then Carnival plc may, at its option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of PLC Debt Securities in whole, but not in part, at any time (other than PLC Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issuance discount PLC Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such PLC Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival Corporation would be obligated to pay the PLC Guarantor Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay the PLC Guarantor Additional Amounts or tax, as the case may be, must be in effect

Merger and Consolidation

Neither Carnival plc nor Carnival Corporation, as guarantor of PLC Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of its assets substantially as an entirety to any person unless:

•

after giving effect to the transaction, no Event of Default (as defined below under “—Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

•

(i) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the PLC Trustee, in form reasonably satisfactory to the PLC Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding PLC Debt Securities and the performance of every covenant in the PLC Indenture to be performed or observed by Carnival plc and provides for conversion rights in accordance with applicable provisions of the PLC Indenture and (ii) in the case of Carnival Corporation, the successor or transferee entity, if other than Carnival Corporation, expressly assumes by a supplemental indenture executed and delivered to the PLC Trustee, in form reasonably satisfactory to the PLC Trustee, the performance of every covenant in the PLC Indenture to be performed or observed by Carnival Corporation; and

•

Carnival plc has delivered to the PLC Trustee an officers’ certificate and an opinion of counsel, each in the form required by the PLC Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Events of Default and Notice

Unless otherwise noted in an applicable prospectus supplement or board resolution creating a particular series of Debt Securities, the following are “Events of Default” in respect of a particular series of Debt Securities:

•	failure to pay interest (including PLC Additional Amounts) for 30 days after it is due;

•	failure to pay the principal or premium, if any, when due;

•	failure to make a sinking fund payment for five days after it becomes due;

•	failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•

failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Carnival plc or Carnival Corporation in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Carnival plc receiving written notice of the failure in accordance with the PLC Indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•	any PLC Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

•	any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of PLC Debt Securities outstanding occurs and is continuing, either the PLC Trustee or the holders of at least 25% in aggregate principal amount of the PLC Debt Securities outstanding of the series may declare the principal amount (or, if the PLC Debt Securities of the series are original issue discount PLC Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the PLC Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the PLC Trustee, the holders of a majority in aggregate principal amount outstanding of the PLC Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the PLC Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the PLC Indenture.

The PLC Trustee will, within 90 days after a default in respect of a series of PLC Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the PLC Debt Securities of the series, or in the payment of any sinking fund installment with respect to the PLC Debt Securities of the series, the PLC Trustee may withhold such notice and will not be liable to holders for doing so, if the PLC Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

Pursuant to the terms of the PLC Indenture, Carnival plc is required to furnish to the PLC Trustee within 120 days of the end of Carnival plc’s fiscal year a statement of certain of Carnival plc’s officers stating whether or not to the best of their knowledge Carnival plc is in default, in respect of any series of PLC Debt Securities or in the performance and observance of the terms of the PLC Indenture and, if Carnival plc is in default, specifying the default and the nature of it.

The PLC Indenture provides that the holders of a majority in aggregate principal amount of all PLC Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the PLC Trustee, or exercising any trust or power conferred on the PLC Trustee. The PLC Indenture provides that, in case an Event of Default in respect of a particular series of PLC Debt Securities occurs (which is not cured or waived), the PLC Trustee will be required to exercise such of its rights and powers under the PLC Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the PLC Trustee need only perform such duties as are specifically set forth in the PLC Indenture. Subject to those provisions, the PLC Trustee will be under no obligation to exercise any of its rights or powers under the PLC Indenture at the request of any of the holders of the series unless they have offered to the PLC Trustee reasonable security or indemnity.

No holder of any series of PLC Debt Securities will have any right to institute any proceeding with respect to the PLC Indenture or for any remedy under it, unless the holder has previously given to the PLC Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding PLC Debt Securities of the series have made written request, and offered reasonable indemnity, to the PLC Trustee to institute such a proceeding as trustee. In addition, the PLC Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding PLC Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a PLC Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the PLC Debt Security on or after the respective due dates expressed in the PLC Debt Security.

The Events of Default may be modified with respect to a series of PLC Debt Securities. Any such modification will be described in a prospectus supplement.

Modification of the Indenture

With certain exceptions, Carnival plc may modify the PLC Indenture, its and Carnival Corporation’s rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding PLC Debt Securities of that series. However, without the consent of each affected holder of each PLC Debt Security of a series, no modification may be made which would:

•	change the stated maturity of the principal or premium, if any, of a PLC Debt Security in the series;

•	change the stated maturity of the interest (including PLC Additional Amounts) on any PLC Debt Security in the series;

•	reduce the principal amount of a PLC Debt Security in the series;

•	reduce the interest rate on any PLC Debt Security in the series;

•	reduce the amount of principal of an original issue discount PLC Debt Security that is payable upon the acceleration of the maturity of the Security; or

•	amend or modify the terms of any of the PLC Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding PLC Debt Securities of the series is required to reduce the percentage of holders of PLC Debt Securities whose consent is required to modify the PLC Indenture or adversely affect the right of holders of PLC Debt Securities in any material respect to convert any Securities as provided in a supplemental indenture.

Satisfaction and Discharge

The PLC Indenture shall cease to be of further effect with respect to any series of PLC Debt Securities (except as to the obligation to pay any Additional Amounts and certain other obligations, surviving rights of conversion or registration or transfer or exchange of PLC Debt Securities of such series expressly provided for in the PLC Indenture or in the form of PLC Debt Security for such series) as to all outstanding PLC Debt Securities of such series when:

•

either (a) all of the PLC Debt Securities of that series theretofore authenticated and delivered (other than (i) PLC Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and (ii) PLC Debt Securities of such series for whose payment money in the required currency has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to Carnival plc or discharged from such trust) have been cancelled or delivered to the PLC Trustee for cancellation or (b) all such PLC Debt Securities of that series not theretofore cancelled or delivered to the PLC Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the PLC Trustee for giving of notice of redemption by the PLC Trustee in the name, and at the expense, of Carnival plc, and Carnival plc has irrevocably deposited or caused to be deposited with the PLC Trustee as trust funds in trust for the purpose an amount in the required currency sufficient to pay and discharge the entire indebtedness on such PLC Debt Securities not therefore delivered to the PLC Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of PLC Debt Securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

•	Carnival plc has paid or caused to be paid all other sums payable hereunder by us with respect to the PLC Debt Securities of such series; and

•

Carnival plc has delivered to the PLC Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the PLC Indenture relating to the satisfaction and discharge of the PLC Indenture with respect to the PLC Debt Securities of such series have been complied with.

Defeasance

Each PLC Indenture provides that Carnival plc (and, to the extent applicable, Carnival Corporation), at our option,

•

will be discharged from any and all obligations in respect of any series of PLC Debt Securities (except in each case for the obligation to pay any Additional Amounts and certain other obligations to register the transfer or exchange of PLC Debt Securities, replace stolen, lost or mutilated senior PLC Debt Securities, maintain paying agencies and hold moneys for payment in trust), or

•

need not comply with certain terms, provisions or conditions of the PLC Indentures and any restrictive covenants described in a prospectus supplement relating to such series of PLC Debt Securities, Carnival Corporation will be released from the PLC Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the PLC Debt Securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of PLC Debt Securities, in each case if we deposit with the PLC Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the PLC Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, Carnival plc is required, among other things, to deliver to the PLC Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, Carnival plc is required to deliver to the PLC Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Subordination

If Carnival plc’s assets are distributed upon its dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the PLC Subordinated Debt Securities will be paid after, to the extent provided in the PLC Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including PLC Senior Debt Securities. Nevertheless, Carnival plc’s obligation to pay principal (and premium, if any) or interest on the PLC Subordinated Debt Securities will not otherwise be affected. Carnival plc may not pay any principal (or premium, if any), sinking fund or interest on the PLC Subordinated Debt Securities when Carnival plc is in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while Carnival plc is in default on senior indebtedness, any payment is received by the PLC Subordinated Trustee under the PLC Subordinated Indenture or the holders of any of the PLC Subordinated Debt Securities before Carnival plc has paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until Carnival plc has paid the senior indebtedness in full, the holders of the PLC Subordinated Debt Securities will be subrogated to the rights of the holders of Carnival plc’s senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the PLC Subordinated Debt Securities.

Because of the way in which the subordination provisions operate, if Carnival plc’s assets are distributed upon insolvency, certain of Carnival plc’s and Carnival Corporation’s general creditors may recover more, ratably, than holders of PLC Subordinated Debt Securities. The PLC Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the PLC Subordinated Indenture.

The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.

If this prospectus is being delivered in connection with the offering of a series of PLC Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Optional Redemption

The terms and conditions, if any, on which PLC Debt Securities being offered may be redeemed will be set forth in an applicable prospectus supplement.

Trustee

The PLC Trustee may resign or be removed with respect to one or more series of PLC Debt Securities, and a successor PLC Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as PLC Trustee with respect to different series of PLC Debt Securities, each PLC Trustee will be a trustee of a trust or trusts under the PLC Indenture that are separate and apart from the trust or trusts administered by any other PLC Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor PLC Trustee with respect to, and only with respect to, the one or more series of PLC Debt Securities for which that successor is acting as PLC Trustee.

Governing Law

The PLC Debt Securities, the PLC Guarantees and the PLC Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants (the “Warrants”) for the purchase of our common stock, preferred stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S. (“Government Debt Securities”), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement. The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the relevant prospectus supplement. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).

The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.

General

A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):

•	their title;

•	their aggregate number;

•

whether the Warrants are for the purchase or sale of our common stock, preferred stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

•	their price or prices;

•	the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

•	the date, if any, on and after which the Warrants and the related common stock, preferred stock, or Debt Securities will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of the Warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations, if any;

•	the terms, procedures and limitations relating to the exercise of the Warrants; and

•	any other terms of the Warrants, including any terms which may be required or advisable under U.S. laws or regulations.

If the Warrants are to purchase common stock or preferred stock, the prospectus supplement will also describe the purchase price for the underlying common stock or preferred stock.

If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:

•

the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

•	the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

•	the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

•

the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange. The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.

Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.

Prior to the exercise of their Warrants, holders of Warrants to purchase common stock, preferred stock or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the amount of common stock, preferred stock or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement. Warrants may be exercised on the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement. After that date (or a later date declared by us), unexercised Warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common stock, preferred stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants. Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our third amended and restated articles of incorporation, or articles, our third amended and restated by-laws, or by-laws, and the other agreements specifically referenced in this section.

Our authorized capital stock consists of 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, 40,000,000 are shares of preferred stock, one share is a special voting stock and one share is a special stock. As of January 18, 2018, there were 534,171,562 shares of common stock, no shares of preferred stock, one share of special voting stock and one share of special stock outstanding. The one share of special voting stock, which we refer to in this prospectus as the special voting share, and the one share of special stock, which we refer to in this prospectus as the equalization share, were issued in connection with the DLC transaction, which was completed on April 17, 2003. See “—Special Voting Share” and “—Equalization Share.”

Our common stock and the trust shares of beneficial interest in the P&O Princess Special Voting Trust, including the beneficial interest in the Carnival plc special voting share, are listed and trade together on the NYSE under the ticker symbol “CCL.”

Common Stock

Voting Rights

At any meeting of shareholders, all matters, except as otherwise expressly provided by Panamanian law and our articles or our by-laws, are decided by a majority of the votes cast by all shareholders entitled to vote, including, where applicable, the Carnival Corporation Special Voting Entity, as described below, who are present in person or by proxy at such meeting. In connection with the DLC transaction, special voting arrangements were implemented so that our shareholders and Carnival plc’s shareholders vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as “class rights actions” or resolutions on procedural or technical matters.

These are called JOINT ELECTORATE ACTIONS and include:

•	the appointment, removal or re-election of any director of us, Carnival plc or both;

•	if required by law, the receipt or adoption of the financial statements of us or Carnival plc or the annual accounts of both companies;

•	the appointment or removal of the auditors of either company;

•	a change of name by Carnival plc or us, or both; or

•	the implementation of a mandatory exchange based on a change in tax laws, rules or regulations.

The relative voting rights of the Carnival plc shares and our shares are determined by the equalization ratio. Based on the current equalization ratio of 1:1, each of our shares has the same voting rights as one Carnival plc share on joint electorate actions.

A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis. In the aggregate, such a change would not affect the relative weighting between our shareholders and the shareholders of Carnival plc.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it generally will fail.

CLASS RIGHTS ACTIONS include:

•

the voluntary liquidation, dissolution or winding up, or equivalent, of either company for which shareholder approval is required, other than as part of a voluntary liquidation, dissolution or winding up, or equivalent, of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities;

•

the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal the primary purpose of which is to collapse or unify the DLC arrangement;

•	an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement entered into by us and Carnival plc on April 17, 2003;

•	any amendment, removal or alteration of any of the provisions of Carnival plc’s Articles of Association and our Articles and By-Laws which entrench specified core provisions of the DLC arrangement;

•	any amendment or termination of the principal agreements under which the DLC arrangement is implemented, except where otherwise specifically provided in the relevant agreement;

•	any amendment to, removal or alteration of the effect of certain tax-related provisions of our articles of incorporation that would be reasonably likely to cause a mandatory exchange; and

•	anything which the boards of both companies agree should be approved as a class rights action.

No resolution to approve a class rights action or joint electorate action will be approved unless a parallel Carnival plc shareholders’ meeting is held to vote on any equivalent resolution.

Our board and the Carnival plc board may:

•	decide to seek approval from shareholders for any matter that would not otherwise require such approval;

•	require any joint electorate action to instead be approved as a class rights action; or

•	specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Equalization Ratio

The Equalization and Governance Agreement, which was executed on April 17, 2003 by us and Carnival plc in connection with the DLC transaction, governs the equalization ratio, which reflects the relative economic and voting interests represented by an individual share of common equity in each company. As of June 1, 2003, the “equalization ratio” between shares of our common stock and Carnival plc ordinary shares was 1:1, so one share of our common stock is entitled to the same economic and voting interests in Carnival Corporation & plc as one Carnival plc ordinary share.

In order to provide the relative rights of Carnival Corporation shares and Carnival plc shares under the DLC transaction, we and Carnival plc agreed in the Equalization and Governance Agreement that Carnival Corporation & plc would be operated under the following DLC equalization principles:

•

the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of our shares relative to the holders of Carnival plc shares, and vice versa, and the relative voting rights of the holders of our shares and the holders of Carnival plc shares on joint electorate actions;

•

issuances of or transactions affecting our share capital or that of Carnival plc will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of our shares and the interests of the holders of Carnival plc shares. If any such issue or transaction involves any of the following:

•	a rights issue of shares at less than market value;

•	an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

•

non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

•	a consolidation or subdivision of shares; or

•	an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur, unless our board of directors and Carnival plc’s board of directors, in their sole discretion, undertake:

•

an offer or action having regard to the then existing equalization ratio; the timing of the offer or action; and any other relevant circumstances, is, in the reasonable opinion of the boards of Carnival Corporation and Carnival plc, financially equivalent, but not necessarily identical, in respect of, on the one hand, holders of our shares, and on the other hand holders of Carnival plc shares, and does not materially disadvantage either company’s shareholders, which we refer to as a “matching action”; or

•	an alternative to such automatic adjustment that has been approved as such by a class rights action.

Any adjustments to the equalization ratio will be communicated to shareholders through a press release.

Our board and the Carnival plc board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, and no automatic adjustment to the equalization ratio will then occur, but our board and the Carnival plc board will have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.

No adjustment to the equalization ratio will be required in respect of:

•

scrip dividends or dividend reinvestments at market price; issuances of Carnival plc shares or our shares or securities convertible into, or exercisable or exchangeable for, such shares pursuant to employee share plans;

•	issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company, including for acquisitions;

•	a buy-back or repurchase of any shares:

•	in the market by means of an offer (1) not open to all or substantially all shareholders of either company or (2) in compliance with Rule 10b-18 under the Exchange Act;

•	at or below market value;

•	by either company pursuant to the provisions in such company’s governing documents; or

•	pro rata to the shareholders of Carnival Corporation & plc at the same effective premium to the market price, taking into account the equalization ratio;

•	matching actions;

•	the issue of an equalization share by either company to the other; and

•	any purchase, cancellation or reduction of disenfranchised shares.

Sources and Payment of Dividends

Under Panamanian law, a corporation may pay dividends to the extent of a corporation’s net earnings or capital surplus.

There has been no change in the entitlement of quarterly dividends for shareholders of us or Carnival plc following the completion of the DLC transaction. Our shareholders and Carnival plc shareholders have rights to income and capital distributions from Carnival Corporation & plc based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of our common stock to dividends and distributions paid per Carnival plc ordinary share must equal the equalization ratio, taking into account the applicable currency exchange rate.

Dividends are equalized according to the equalization ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.

If one company has insufficient profits or is otherwise unable to pay a dividend, we and Carnival plc will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalization share. Dividends received by Carnival plc shareholders are consistent with our regular quarterly dividend.

Our articles provide that the holders of shares of our common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the board resolution or resolutions providing for the issue of any series of shares of preferred stock.

Liquidation

Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members of the board an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders’ meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.

Pursuant to the Equalization and Governance Agreement, in the event of a voluntary or involuntary liquidation of either us or Carnival plc, or both companies, if the hypothetical potential per share liquidation distributions to each company’s shareholders are not equivalent, taking into account the relative value of the two companies’ assets and the indebtedness of each company, to the extent that one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis, the company with the ability to make a higher net distribution is required to make a payment to the other company to equalize the possible net distribution to shareholders. The requirement to make an equalizing payment is subject to some limitations. First, a reorganization under Chapter 11 of the U.S. Bankruptcy Code or a similar statute would not be considered a “liquidation,” so such a reorganization would not result in equalizing payments. Second, neither company will be required to make the equalizing payment if the payment would result in neither group of shareholders being entitled to any liquidation proceeds. Therefore, if the assets of Carnival Corporation & plc are not sufficient to satisfy all of the creditors of Carnival Corporation & plc, no equalization payment would be required to be made.

In giving effect to the principles regarding a liquidation of us, we may:

•	make a payment to Carnival plc in accordance with the provisions of the Equalization and Governance Agreement;

•	issue shares to Carnival plc or to holders of Carnival plc ordinary shares and make a distribution or return on such shares; or

•	take any other action that the boards of directors of each of us and Carnival plc consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

Appraisal Rights

Under Panamanian law, shareholders of a corporation do not have appraisal rights.

Pre-Emptive Rights

Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Our articles of incorporation provide that our shareholders are not entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Carnival Corporation’s common stock and paired trust shares is Computershare Investor Services.

Special Voting Share

Reflecting Votes of Carnival plc Shareholders at Carnival Corporation Meetings

Our articles authorize one special voting share. The special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under “—Common Stock-Voting Rights” and quorum provisions as described below under “—Certain Provisions of Carnival Corporation’s Articles and By-laws-Quorum Requirements.” The special voting share has no rights to income or capital and no voting rights except as described below. Upon completion of the DLC transaction, Carnival issued the special voting share to DLC SVC Limited. DLC SVC Limited is a company incorporated in England and Wales whose shares are legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival Corporation special voting share must be present.

For joint electorate actions, the Carnival Corporation special voting share will represent the number of votes cast at the parallel meeting of Carnival plc shareholders, as adjusted by the equalization ratio and rounded up to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at our meeting in accordance with votes cast at the Carnival plc meeting.

For class rights actions, DLC SVC Limited, as holder of the Carnival Corporation special voting share, will only vote if the proposed action has not been approved at the parallel Carnival plc meeting. In that event, the Carnival Corporation special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at our meeting if the total votes capable of being cast by all of our outstanding shares able to vote were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival Corporation special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all our shares, excluding the votes represented by the Carnival Corporation special voting share. Therefore, assuming holders of approximately 2% or more of our shares do not cast votes on such class rights action, it will fail. If the Carnival plc shareholders approve the proposed action, the Carnival Corporation special voting share will not represent any votes.

The Carnival Corporation special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this prospectus as “procedural resolutions.” Procedural resolutions are those that do not adversely affect the shareholders of Carnival plc in any material respect and are put to our shareholders at a meeting. The Chairman of our board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of our shareholders, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote, provided no amendments have been raised;

•

that the question under discussion not be put to the vote, where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting;

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate, for example, to a subsequent meeting; and

•	to adjourn the meeting.

Reflecting Votes of Carnival Corporation Shareholders at Carnival Plc Meetings

As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands for the purpose of holding the Carnival plc special voting share. For joint electorate actions, the Carnival plc special voting share represents the number of votes cast at the parallel meeting of our shareholders, as adjusted by the equalization ratio and rounded to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at the Carnival plc meeting in accordance with votes cast at our meeting.

For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share, will only vote if the proposed action has not been approved at our parallel meeting. In that event, the Carnival plc special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes, or, in the case of a special resolution, such percentage less one vote, necessary to defeat the resolution at the Carnival plc meeting if the total number of votes capable of being cast by all outstanding Carnival plc shares, and other Carnival plc shares able to vote, were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival plc special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all Carnival plc shares excluding the votes represented by the Carnival plc special voting share. Therefore, assuming holders of approximately 2% or more of Carnival plc shares do not cast votes on such class rights action, it will fail. If our shareholders approve the proposed action, the Carnival plc special voting share will not represent any votes.

The Carnival plc special voting share will not represent any votes on any procedural resolutions.

In connection with the DLC transaction, trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to us. Immediately following this transfer, we distributed such trust shares by way of dividend to our shareholders of record at the close of business on April 17, 2003. Under the Pairing Agreement entered into by us, the trustee of the P&O Princess Special Voting Trust and Computershare Investor Services (formerly SunTrust Bank) on April 17, 2003, and our articles, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.

Our shares trade in units consisting of one share of Carnival Corporation common stock and one trust share of beneficial interest in the P&O Princess Special Voting Trust. Each share of our common stock shall not and cannot be transferred without the corresponding paired trust share. The trust shares of beneficial interest in the P&O Princess Special Voting Trust entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions. See “—Description of Trust Shares.”

Equalization Share

Our articles authorize one equalization share. The equalization share:

•	has rights to dividends in accordance with the Equalization and Governance Agreement as declared and paid by the board of directors;

•	has no rights to receive notice of, attend or vote at any shareholder meeting; and

•	in the event of our voluntary or involuntary liquidation, ranks after all other holders of shares.

Certain Provisions of Carnival Corporation’s Articles of Incorporation and By-Laws

Quorum Requirements

The presence in person or by proxy at any meeting of our shareholders holding at least one-third of the total votes entitled to be cast constitutes a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:

•

if the meeting of our shareholders convenes before the parallel shareholder meeting of Carnival plc, the Carnival Corporation special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy;

•

if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to one or more joint electorate actions, the Carnival Corporation special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of Carnival plc, and such maximum number of votes, including abstentions, will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

•

if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, DLC SVC Limited must be present at such meeting.

Shareholder Action by Written Consent

Our by-laws provide that shareholders may not act by written consent.

Shareholder Proposals

Panamanian law does not specifically address the issue of shareholder proposals. Our by-laws permit shareholder proposals to be considered at the annual meeting of shareholders subject to timely notice as specified therein. Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened. Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may wish to discuss.

Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in our proxy statement/prospectus for an annual meeting, the written proposals must be received by us not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year’s annual meeting.

Our by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Our by-laws provide that special meetings of shareholders may only be called by our board or our President or Secretary.

Standard of Conduct for Directors

Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

Our articles provide that our board of directors is authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed, which regulates the manner in which the votes attaching to the Carnival Corporation special voting share and the P&O Princess special voting share are exercised, and the Carnival Corporation Deed of Guarantee each of which was entered into on April 17, 2003, and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations constitutes a breach of the fiduciary duties of such director to us or our shareholders. In particular, the directors are, in addition to their duties to us, entitled to consider the interests of our shareholders and the Carnival plc shareholders as if we and Carnival plc were a single entity. As a result of and following completion of the DLC transaction, our board of directors and that of Carnival plc are identical.

Meetings of Shareholders

If we propose to undertake a joint electorate action or class rights action at a meeting of shareholders, we must immediately give notice to Carnival plc of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by Carnival plc for purposes of considering such joint electorate action or class rights action. If we receive notice from Carnival plc that Carnival plc proposes to undertake a joint electorate action or a class rights action, our board of directors must convene a meeting of our shareholders as close in time as practicable to the Carnival plc meeting and must propose an equivalent resolution as that proposed at the Carnival plc meeting. We must cooperate fully with Carnival plc in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

Amendment of Governing Instruments

Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:

•	by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

•	by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

•

in case the amendment to the articles consists of any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote of each class.

Any amendment to the provisions of our articles which entrench the DLC arrangement requires approval as a class rights action. The entrenched provisions of the articles include matters relating to:

•	the special voting share;

•	anti-takeover provisions;

•	dividends and distributions;

•	amendments to our articles and by-laws; and

•	liquidation.

All other provisions of our articles, except as provided below, may be amended by the shareholders of Carnival Corporation and Carnival plc voting together in a joint electorate action. Amendments to our articles require approval, whether in a class rights action or joint electorate action, of a majority of all votes entitled to be cast with respect thereto, including votes entitled to be cast by the Carnival Corporation special voting share, at a meeting of our shareholders.

Notwithstanding the foregoing, any amendment of the articles (1) to specify or change the location of the office or registered agent of us, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of our shareholders or the shareholders of Carnival plc.

Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders. Our by-laws provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors. Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

Any amendment to or repeal of the provisions of our by-laws which entrench the DLC arrangement will also require approval as a class rights action. Any amendment to or repeal of our by-laws other than any of our entrenched by-laws may be approved and effected by our board of directors without the approval of our shareholders or the shareholders of Carnival plc. The entrenched provisions of the by-laws include matters relating to:

•	the transferability of the special voting share;

•	the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

•	election, qualification and disqualification of directors.

In limited circumstances since the implementation of the DLC arrangement, Carnival plc shares, other than those held by us, may be subject to a mandatory exchange for our shares at the then prevailing equalization ratio. A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of Carnival plc reasonably determines is reasonably likely to have a material adverse effect on Carnival Corporation & plc and the exchange is approved by 66 2/3% of the shareholders of Carnival plc and us voting on a joint electorate action. A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of Carnival plc reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC arrangement are unlawful, illegal or unenforceable. Were either of these changes to occur, we would issue additional shares to deliver to Carnival plc shareholders in accordance with the then prevailing equalization ratio and we would own 100% of Carnival plc. Our shares are not subject to any mandatory exchange for Carnival plc shares. If such a mandatory exchange is triggered, our articles and by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of us or our shareholders, to conform to our articles of incorporation and our by-laws prior to the implementation of the DLC arrangement.

Election of Directors

Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. Our articles provide that the number of directors will be no less than three and no more than 25. Within said minimum and maximum, the total number of directors may be fixed from time to time by resolution of the shareholders or by resolution of the board. A change in the minimum and maximum number of directors will require an amendment to the articles. No person may be elected or appointed to serve on our board unless that person is also elected to be a member of the Carnival plc board. Any of our directors who resign from our board must also resign from the Carnival plc board and vice versa.

Removal of Directors

Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors. Our by-laws provide that, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

Our by-laws provide that vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both our board and the Carnival plc board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, our Secretary may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

Panamanian law does not specifically address the issue of indemnification of directors and officers. We may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

Our articles provide that each person, and the heirs, executors or administrators of such person, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of us or Carnival plc or is or was serving at the request of us or Carnival plc as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts. We have the power to purchase and maintain insurance in respect of our and Carnival plc’s indemnification obligations.

A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of us or Carnival plc and upon such information, opinions, reports or statements presented to us by any of our or Carnival plc’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of us. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of us or Carnival plc represented to them to be correct by the chief financial officer or the controller or other officer of us or Carnival plc having charge of its books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of us or Carnival plc.

Takeover Restrictions

Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation’s affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed.

Our articles contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in Carnival Corporation & plc which would trigger a mandatory offer obligation as if the UK Takeover Code applied to Carnival Corporation & plc on a combined basis. Where:

•	a person or group of persons acquired, or acquires voting rights over 30% or more of the combined votes which would be cast on a joint electorate action; or

•

any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised, that is, the owner of those shares could cease to have any economic or voting rights on those shares, unless an offer for all the shares in Carnival Corporation & plc at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:

•	acquisitions of shares of the other company by either Carnival plc or us;

•	if the restrictions are prohibited by applicable law and regulations;

•	any acquisition by the Arison family and various trusts for their benefit within the thresholds described below; and

•	any acquisition pursuant to a mandatory exchange.

There are some exceptions to these provisions in the case of the Arison family and trusts for their benefit, which as of January 18, 2018, together, held approximately 20.9% of the total voting power of Carnival Corporation & plc. The Arison family and various trusts for their benefit can acquire shares in Carnival Corporation & plc without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of Carnival Corporation & plc in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of Carnival Corporation & plc. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above subject always to the provisions of the UK City code on Takeovers and Mergers. These restrictions do not apply to acquisitions of shares by either Carnival plc or us.

Ownership Limitations and Transfer Restrictions

In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operations of a ship or ships. The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft shall exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation’s stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the vote and value of the outstanding shares of the corporation’s stock.

To the best of our knowledge, after due investigation, we currently qualify as a publicly traded corporation under the regulations. However, because some members of the Arison family and various trusts established for their benefit beneficially own approximately 28.0% of our common stock, or approximately 20.9% of the total voting power of Carnival Corporation & plc, there is the potential that another shareholder could acquire 5% or more of our common stock which could jeopardize our qualification as a publicly traded corporation. If we in the future were to fail to qualify as a publicly traded corporation, we would be subject to U.S. income tax on income associated with our cruise operations in the U.S. As a precautionary matter, in 2000, we amended our articles of incorporation to ensure that we continue to qualify as a publicly traded corporation under the regulations.

Our articles provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% of our common stock, whether measured by vote, value or number. In addition, the articles generally restrict the transfer of any shares of our common stock if such transfer would cause us to be subject to U.S. shipping income tax. In general, the attribution rules under the Internal Revenue Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:

•	among specified members of the same family,

•	to shareholders owning 50% or more of a corporation from that corporation,

•	among corporations that are members of the same controlled group,

•	among grantors, beneficiaries and fiduciaries of trusts, and

•	to partners of a partnership from that partnership.

For purposes of this 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise. The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit. These shareholders will be permitted to transfer their shares of our common stock without complying with the limit so long as the transfer does not cause us to be subject to U.S. income tax on shipping operations.

The articles provide that the board of directors may waive the 4.9% limit or transfer restrictions, in any specific instance, if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not jeopardize our status as exempt from U.S. income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Internal Revenue Code. The board of directors may also terminate the limit and transfer restrictions generally at any time for any reason.

If a purported transfer or other event, including owning shares of common stock in excess of the 4.9% limit on the effective date of the proposed amendment, results in the ownership of common stock by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such shares of common stock in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.

Excess shares will not be treasury stock but rather will continue to be issued and outstanding shares of our common stock. While outstanding, excess shares will be transferred to a trust. The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of

•

in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•

in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of the board of directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of

•	the price per share received by the trustee, and

•

the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.

If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.

We will have the right to purchase any excess shares held by the trust for a period of 90 days from the later of

•	the date the transfer or other event resulting in excess shares has occurred, and

•	the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of

•	the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•	the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our articles could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. To the extent that the proposed regulations are amended or finalized in a manner which, in the opinion of our board of directors, does not require these provisions in our articles to ensure that we will maintain our income tax exemption for our shipping income, our board of directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.

While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of Carnival Corporation & plc.

Preferred Stock

Our board of directors may issue, without further authorization from our shareholders, up to 40,000,000 shares of preferred stock in one or more series. Our board of directors may determine, at the time of creating each series, the distinctive designation of and the number of shares in, the series, its dividend rate, the number of votes, if any, allocated to each share of the series, the price and terms on which the shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and any other rights, preferences and priorities of the shares as our board of directors may be permitted to fix under the laws of the Republic of Panama in effect at the time the series is created. The preferred stock will be, when issued, fully paid and non-assessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and could delay, defer or prevent a change in control. The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.

To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends

The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

Voting Rights

The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST SHARES

Generally

On April 17, 2003, we completed the DLC transaction with Carnival plc. As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the property subject to the P&O Princess Special Voting Trust were issued to us. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following such issue, we distributed such trust shares by way of a dividend to our common stockholders. Under the Pairing Agreement, dated as of April 17, 2003, between us, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis. In addition, under the Pairing Agreement, when a share of our common stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time initially to us, which will immediately transfer such trust share to the same recipient, whereupon such trust share will be paired with the share of our common stock.

Since completion of the DLC transaction, shares of our common stock have traded together with the paired trust shares on the NYSE under the ticker symbol “CCL.” The paired trust shares entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.

The Carnival plc special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of our shareholders, based on the number of votes cast by our shareholders voting their shares of our common stock. See “—Description of Carnival Corporation Capital Stock-Special Voting Share.”

Pairing Agreement

Under the Pairing Agreement, which was entered into by us, the trustee of the P&O Princess Special Voting Trust and a transfer agent at the closing of the DLC transaction:

•	trust shares and shares of our common stock are not transferable unless the transferee acquires the same number of trust shares and our shares;

•	we and the transfer agent will not agree to any transfer of shares of our common stock unless the transferee agrees to acquire the corresponding trust shares;

•

trust shares and shares of our common stock are not represented by separate certificates, but by one certificate of our common stock, which represents an equal number of shares of our common stock and trust shares;

•

upon each issuance of additional shares of our common stock, including pursuant to the exercise of any existing option or convertible security, the trustee of the P&O Princess Special Voting Trust will issue an equal number of additional trust shares;

•

if we declare or pay any distribution consisting in whole or in part of shares of our common stock, or subdivide or combine shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one share of our common stock to each trust share;

•

if we otherwise reclassify the shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of our common stock was so reclassified to each trust share; and

•	if we cancel or retire any shares of our common stock, the trustee of the P&O Princess Special Voting Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed

The voting trust deed of the P&O Princess Special Voting Trust governs the administration of the P&O Princess Special Voting Trust. The trust property consists of the Carnival plc special voting share, all payments or collections in respect of the Carnival plc special voting share and all other property from time to time deposited in the trust. The SVE Special Voting Deed provides that at every meeting of Carnival plc shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy. The trustee has no discretion as to how the Carnival plc special voting share is to be voted at any Carnival plc shareholders’ meeting. The trustee will vote the Carnival plc special voting share at any Carnival plc shareholders’ meeting in accordance with the requirements of:

•	the Carnival plc Articles of Association,

•

the special voting deed entered into on April 17, 2003 by us, Carnival plc, DLC SVC Limited, as holder of the Carnival Corporation special voting share, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share and The Law Debenture Trust Corporation p.l.c., as the legal and beneficial owner of DLC SVC Limited, and

•	the DLC equalization principles, in effect, to reflect the outcome of votes at parallel meetings of our shareholders for purposes of joint electorate actions and class rights actions.

The P&O Princess Special Voting Trust has a single class of trust shares of beneficial interest. Each trust share represents an equal, absolute, identical, undivided interest in the trust property. The trustee of the P&O Princess Special Voting Trust is authorized to issue an unlimited number of trust shares.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue from time to time purchase contracts (the “Purchase Contracts”), including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities (and related guarantees), subordinated debt securities (and related guarantees), shares of common stock (and any related trust shares and interests in the special voting share) or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the Purchase Contracts may be fixed at the time the Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts. The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations under the Purchase Contracts.

The prospectus supplement related to any particular Purchase Contracts will describe, among other things, the material terms of the Purchase Contracts and of the securities being sold pursuant to such Purchase Contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the Purchase Contracts and any material provisions governing the Purchase Contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the Purchase Contracts.

DESCRIPTION OF UNITS

We may from time to time issue units (the “Units”) comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each Unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular Units will describe, among other things:

•	the material terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

•	if appropriate, any special United States federal income tax considerations applicable to the Units; and

•	any material provisions of the governing Unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We, Carnival plc or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the NYSE (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities, Guarantees, Warrants, Purchase Contracts and Units offered by this prospectus for us and the validity of the PLC Debt Securities and PLC Guarantees offered by this prospectus for Carnival plc. The validity of the shares of our common stock and our preferred stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer LLP.

Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman of us and Carnival plc, and other Arison family members and trusts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the joint Annual Report on Form 10-K of Carnival Corporation & Carnival plc for the year ended November 30, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

62,500,000 Shares

Carnival Corporation

Common stock

Prospectus supplement

Joint book-running managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan